                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          YORK INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

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     (4)  Date filed:

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

                         YORK INTERNATIONAL CORPORATION

                                     NOTICE
                                       OF
                                      2004
                                     ANNUAL
                                     MEETING

                                 PROXY STATEMENT

[YORK(R)INTERNATIONAL CORPORATION LOGO]

                            NOTICE OF ANNUAL MEETING

TO THE STOCKHOLDERS:

         You are cordially invited to attend the 2004 Annual Meeting of Stockholders of York International Corporation (the "Company"). It will be held at the Company's offices at 5692 East Houston Street, San Antonio, Texas on Thursday, May 20, 2004, at 8:00 a.m., CDT. At the meeting, we will:

         1.       Elect a Board of Directors to hold office for one year.

         2.       Act on an amendment to the Company's Employee Stock Purchase
                  Plan.

         3.       Act on an amendment to the Company's Incentive Compensation
                  Plan.

         4.       Act on an amendment to the Company's Omnibus Stock Plan.

         5. Ratify the appointment of KPMG LLP as the Company's independent accountants.

         Stockholders of record at the close of business on March 24, 2004 are entitled to vote at the meeting.

         If you cannot attend the meeting, PLEASE TAKE THE TIME TO SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE WE HAVE PROVIDED. MOST STOCKHOLDERS CAN ALSO VOTE THEIR SHARES OVER THE INTERNET OR BY TELEPHONE; VOTING INSTRUCTIONS ARE PRINTED ON YOUR PROXY CARD. A majority of the outstanding shares of common stock must be represented at the meeting in order to transact business and, regardless of the number of shares you own, your proxy is important in fulfilling this requirement. BY PROMPTLY VOTING YOUR SHARES YOU WILL SAVE THE COMPANY THE EXPENSE INVOLVED IN FURTHER COMMUNICATIONS. If you choose to attend the meeting, you may vote in person, even if you have previously sent us your proxy.

On behalf of the Company's Board of Directors

JANE G. DAVIS
Vice President, Secretary and
General Counsel

April 6, 2004

                          NOTICE OF 2004 ANNUAL MEETING
                               AND PROXY STATEMENT

                                TABLE OF CONTENTS

PROXY STATEMENT                                                          4

VOTE REQUIRED TO APPROVE MATTERS                                         4

DATE FOR SUBMISSION OF STOCKHOLDER
PROPOSALS                                                                5

PROPOSAL ONE - ELECTION OF DIRECTORS                                     5
     Nominees

CORPORATE GOVERNANCE                                                     8
     Committees of the Board of Directors
     Director Compensation

EXECUTIVE COMPENSATION                                                  11
     Report of the Compensation Committee
        Relationship of Compensation to Performance
        Salaries
        Performance-Based Bonuses
        Stock Awards
        Compensation of Chief Executive Officer
        Stock Ownership Guidelines
        Tax Considerations

SUMMARY COMPENSATION TABLE                                              15

OPTION GRANTS                                                           18

OPTION EXERCISES AND 2003 YEAR-END OPTION
VALUES                                                                  19

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST
FISCAL YEAR                                                             19

RETIREMENT PLANS                                                        20

EMPLOYMENT AGREEMENTS AND CHANGE IN
CONTROL ARRANGEMENTS                                                    22

STOCK PERFORMANCE GRAPH                                                 23

OWNERSHIP OF COMMON STOCK                                               24

EQUITY COMPENSATION PLAN INFORMATION                                    26

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE                                                    26

CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS                                                            27

PROPOSAL TWO
APPROVAL OF AMENDMENT TO THE 1992
EMPLOYEE STOCK PURCHASE PLAN                                            27

PROPOSAL THREE
APPROVAL OF AN AMENDMENT TO THE YORK
INTERNATIONAL CORPORATION 2002 OMNIBUS
STOCK PLAN                                                              29

PROPOSAL FOUR
APPROVAL OF AMENDMENT TO THE YORK
INTERNATIONAL CORPORATION 2002 INCENTIVE
COMPENSATION PLAN                                                       37

PROPOSAL FIVE
INDEPENDENT ACCOUNTANTS                                                 43
     Report of the Audit Committee
     Relationship with Independent Accountants

OTHER BUSINESS                                                          45

APPENDIX A
YORK INTERNATIONAL CORPORATION
CHARTER OF THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS                                                      46

APPENDIX B
AMENDMENT NO. 5 TO THE YORK INTERNATIONAL
CORPORATION 1992 EMPLOYEE STOCK
PURCHASE PLAN                                                           50

APPENDIX C
YORK INTERNATIONAL CORPORATION
AMENDED AND RESTATED 2002 OMNIBUS
STOCK PLAN                                                              51

APPENDIX D
YORK INTERNATIONAL CORPORATION
2002 INCENTIVE COMPENSATION PLAN
(AS AMENDED AND RESTATED EFFECTIVE
JANUARY 1, 2004)                                                        61

                                 PROXY STATEMENT

         We are sending you this proxy statement in connection with the Company's solicitation of proxies to be voted at the 2004 Annual Meeting of Stockholders, which we will hold on May 20, 2004, at 8:00 a.m., CDT, at the Company's offices at 5692 East Houston Street , San Antonio, Texas, and at any adjournment or postponement of the meeting. The Company pays the cost of preparing, printing and mailing this proxy statement. We have retained MacKenzie Partners, Inc. to assist with the solicitation at the Company's expense for a fee of up to $5,000 out-of-pocket expenses. In addition to solicitations by mail, regular employees of the Company, without additional compensation, and employees of MacKenzie Partners, Inc. may solicit proxies in person or by telephone. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for the costs of sending proxy materials to stockholders.

         You can revoke your proxy at any time before the time of voting at the Annual Meeting by (1) executing another proxy at a later date, (2) delivering a written notice to any of the persons named in the proxy, or (3) voting in person at the Annual Meeting.

         If you are a holder of record of the Company's common stock at the close of business on March 24, 2004 (the "Record Date"), you are entitled to vote at the Annual Meeting. You are entitled to one vote on each matter presented for each share of stock you own. The proxy committee will vote your proxy at the meeting in accordance with your directions or, if you do not mark any selections, in accordance with the recommendation of the Board of Directors. See "Vote Required to Approve Matters" for a description of quorum and voting requirements and the effect of abstentions and "broker non-votes" on such requirements. On the Record Date, the Company had 40,842,883 shares of common stock outstanding and entitled to vote at the meeting.

         If you plan to attend the Annual Meeting, please keep the admission ticket, which is part of your proxy form. If a broker holds your shares and you would like to attend, please send a written request to the attention of the Corporate Secretary, at our principal executive offices: York International Corporation, 631 South Richland Avenue, York, Pennsylvania 17403. Please include proof of ownership, such as a brokerage account statement, and we will send an admission ticket to you.

         The approximate date when this proxy statement and form of proxy will be mailed or distributed to stockholders is April 6, 2004.

                        VOTE REQUIRED TO APPROVE MATTERS

         A quorum for the meeting is a majority of the outstanding shares, represented in person or by proxy. Abstentions, "broker non-votes" (proxies from brokers or nominees indicating they have not received instructions from the beneficial owner as to a matter on which the brokers or nominees do not have discretionary power to vote) and votes withheld will be counted as present for purposes of determining a quorum. Brokers that do not receive instructions are entitled to vote on the election of Directors and the ratification of appointment of auditors.

         The election of each Director requires a plurality of the votes cast. Votes withheld will be deemed not to be cast. Approval of the amendment to the Incentive Compensation Plan and the ratification of the appointment of auditors require the affirmative vote of a majority of the votes present in person or by proxy and entitled to vote. Approval of the amendments to the Employee Stock Purchase Plan and the Omnibus Stock Plan requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote, provided that the total vote cast on the proposal represents over 50% of the shares entitled to vote on the proposal. With respect to the election of directors, abstentions and broker non-votes will have no effect on the results of the election. With respect to the approval of the amendment to the Incentive Compensation Plan and the ratification of the appointment of auditors abstentions and broker non-votes will have the effect of a vote against the proposals. With respect to approval of the amendments to the Employee Stock Purchase Plan and the Omnibus Stock Plan, abstentions and broker non-votes will have the effect of a vote against the proposal unless a majority of the votes entitled to be cast on the matter is cast, in which event broker non-votes will have no effect on the proposal.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         Stockholders must submit written proposals by December 6, 2004 in order to be included in the Company's proxy material for the 2005 Annual Meeting of Stockholders. Our Bylaws provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, notice must be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the anniversary of the preceding year's annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to the provisions of our Bylaws for nominations or business to be considered at our 2005 Annual Meeting, but not included in the Company's proxy materials, must be received between February 19, 2005 and March 21, 2005. Address proposals to Corporate Secretary, York International Corporation, 631 S. Richland Avenue, York, PA 17403. If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters.

         Recommendations for director candidates may be submitted directly to the Company's Board of Directors for consideration by sending a written submission to Chairman of the Board, York International Corporation, P.O. Box 1592, Mailstop 364D, York, PA 17405. The submission should identify the individual, his or her educational background, work experience and previous public board service. Any information that would be required to be included in a proxy statement filed under then current Securities and Exchange Commission rules should also be included.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

NOMINEES

         The Board of Directors has fixed the number of Directors to be elected at eight. All Directors will serve for a one-year term. The Board of Directors has affirmatively determined that each of the nominees, other than Mr. Myers, meets the independence standards of the New York Stock Exchange and has no material relationship with the Company that might interfere with his exercise of independent judgment.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

         The proxy committee will vote in favor of each of the nominees listed below unless you withhold authority to vote for one or more of them. We have no reason to believe that any nominee will be unable to serve as a Director. However, if any nominee should become unable to serve, your proxy will be voted for a substitute nominee designated by the Board of Directors.

         The Nominating and Governance Committee is responsible for identifying qualified candidates for nominees as Directors and recommending them to the Board of Directors for nomination. In identifying candidates for the Board of Directors, the Nominating and Governance Committee takes into account certain considerations. The first is that at least two-thirds of the Directors will be independent. The second is that candidates of different ages, races and genders should be considered in order to provide the Company with the benefits of diversity. The third is that nominees should bring experience in a field relevant to the Company's operations. Among the characteristics and qualities the Nominating and Governance Committee seeks are knowledge and extensive management or professional experience in disciplines deemed to be critical for the success of the Company over an indefinite period of time in the future. These include sales and marketing, business and organizational development, research and engineering, manufacturing and service operations, asset management and capital deployment. When considering current Board members for nomination for reelection, the Committee considers the member's prior performance and contributions.

         In identifying Director candidates, the Nominating and Governance Committee will consider individuals recommended by members of the Board, management and stockholders. Although it has not done so in the past, the Committee may also use the services of a professional search firm or other consultant to identify candidates. When candidates are identified, their background information is evaluated and they are interviewed by the Committee; other members of the Board and members of management may also participate in interviews of candidates.

                  Name and Age                       Other Positions with the Company                   Director
                 on Record Date                     or Nominee's Principal Occupation                     Since
                 --------------                     ---------------------------------                     -----
Gerald C. McDonough (75)   . . . . . . . . . . .    Chairman of the Board of Directors;
                                                    Chairman of G.M. Management Group                     1988

C. David Myers (40). . . . . . . . . . . . . . .    President and Chief Executive Officer                 2003

W. Michael Clevy (55). . . . . . . . . . . . . . .  Vice Chairman,
                                                    DESA International LLC                                2000

J. Roderick Heller, III (66). . . . . . . . . . . . Chairman and Chief Executive Officer
                                                    of Carnton Capital Associates                         2001

Robert F. B. Logan (71). . . . . . . . . . . . . .  Retired Chairman of the Board and Chief
                                                    Executive Officer of Banc One Arizona
                                                    Corporation and Banc One Arizona, NA                  1988

Paul J. Powers (69). . . . . . . . . . . . . . . .  Retired Chairman of the Board and Chief
                                                    Executive Officer of Commercial Intertech
                                                    Corporation                                           2000

Donald M. Roberts (68). . . . . . . . . . . . . .   Retired Vice Chairman and Treasurer of
                                                    United States Trust Company of New York
                                                    and U.S. Trust Corporation                            1988

James A. Urry (50). . . . . . . . . . . . . . . .   Partner, Citigroup Venture Capital                    1992

         Mr. McDonough has been Chairman of G.M. Management Group (strategic advisory services) since 1988. He was Chairman and Chief Executive Officer of Leaseway Holdings, Inc. from 1987 to July 1988 and Chairman and Chief Executive Officer of Leaseway Transportation Corp. from 1982 to 1987. Mr. McDonough is a Director of Associated Estates Realty Corporation.

         Mr. Myers has been President and Chief Executive Officer of the Company since February 2004. From June 2003 to February 2004, he was President of the Company. From February 2000 to June 2003 he was Chief Financial Officer of the Company. From 1994 to 2000, he held various finance positions with the Company.

         Mr. Clevy has been Vice Chairman of DESA International LLC since February 2004. He was President and Chief Executive Officer of DESA International LLC from December 2002 to February 2004. From November 1999 to December 2000, he was President and Chief Executive Officer of DESA International Inc. From 1995 to 1999, Mr. Clevy was President and Chief Executive Officer of International Comfort Products and was Chief Operating Officer from 1994 to 1995. From 1971 to 1994, he was with the Carrier Corporation unit of United Technologies Corporation, serving most recently as Vice President Manufacturing and Technology, Carrier North American Operations. DESA International, Inc. filed for voluntary Chapter 11 bankruptcy protection on June 8, 2002 and its assets were sold to DESA International LLC in December 2002
..

         Mr. Heller has been Chairman and Chief Executive of Carnton Capital Associates since 1997. During 2000, he was also Chairman and Chief Executive Officer of Financial Passport, Inc. From 1985 to 1997, he was Chairman and Chief Executive Officer of NHP, Inc. Mr. Heller is a Director of CCC Information Services Inc. and First Potomac Realty Trust.

         Mr. Logan was Chairman of the Board and Chief Executive Officer of Banc One Arizona Corporation and Banc One Arizona, N.A. from April 1995 until his retirement on March 31, 1996. From April 1993 until April 1995, Mr. Logan was a private business consultant. He was with Valley National Bank, as President and Chief Operating Officer from January 1990 until April 1993 and as Senior Executive Vice President from May 1989 to January 1990. Mr. Logan was President and Chief Operating Officer of Alexander Hamilton Life Insurance Company of North America from October 1988 to April 1989, an independent financial advisor from October 1986 to October 1988, and Group Chief Executive and Deputy Chairman of Samuel Montagu & Co. (Holdings) Limited from March 1985 to July 1986.

         Mr. Powers was Chairman of the Board and Chief Executive Officer of Commercial Intertech Corporation from 1987 until his retirement in April 2000. Prior to that, he was President and Chief Operating Officer from 1984 to 1987 and Group Vice President, Hydraulics from 1982 to 1984. Mr. Powers is a Director of FirstEnergy Corporation, Twin Disc, Inc. and GlobalSanteFe Corporation.

         Mr. Roberts was Vice Chairman, Treasurer and Chief Financial Officer of the United States Trust Company of New York and its parent, U.S. Trust Corporation, from February 1990 until his retirement in September 1995. He was Executive Vice President and Treasurer of both companies from January 1989 to February 1990 and Executive Vice President of both companies from November 1979 to January 1989. Mr. Roberts is a Director of Burlington Resources, Inc.

         Mr. Urry is a Partner at Citigroup Venture Capital and has been with Citigroup since 1981. He is a Director of AMI Semiconductor and Intersil.

                              CORPORATE GOVERNANCE

         The business and affairs of our Company are managed by or under the direction of our Board of Directors. The Board reviews and approves operating, financial and other corporate plans, strategies and objectives developed by management. The Board appoints senior managers responsible for conducting the Company's business, sets their compensation and evaluates their performance. It also ensures that succession plans are in place. The Board adopts policies concerning corporate conduct, including compliance with applicable laws and regulations. The Board operates under the York International Corporation Corporate Governance Guidelines, which can be found on our website at www.york.com. The Company's Employee Code of Conduct, which is applicable to all of our Directors, officers and employees, can also be found on our website.

         The Board of Directors held ten meetings in 2003 and the Committees held a total of twenty-nine meetings. Each of the Directors attended at least 75% of the aggregate of the meetings of the Board and the Committees on which he served. Directors are encouraged to attend Annual Meetings of the Company's stockholders. Seven Directors attended the 2003 Annual Meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has the standing Committees described below. Each Committee has a charter and these can be found on our website at www.york.com.

         Audit Committee. The Audit Committee retains, oversees and determines the compensation of the Company's independent auditors, its internal audit function and any firm providing internal audit services. The Committee also reviews with the independent auditors, the internal auditors and management the Company's financial statements and the adequacy and effectiveness of the Company's internal auditing and accounting procedures and its financial controls. The Committee reviews with the Company's general counsel the Company's compliance with its ethics policies and applicable laws and regulations. The members of the Audit Committee, who are all independent Directors as defined by the rules of the New York Stock Exchange ("NYSE") and under the Securities Exchange Act of 1934, as amended, are Messrs. Roberts, Logan and Urry. The Board of Directors has determined that all of the Audit Committee members meet the New York Stock Exchange standard of having accounting or related financial management expertise and has designated Mr. Roberts, Chairman of the Committee, as an "audit committee financial expert," as that term is defined in Item 401(h) of Regulation S-K. The Audit Committee held twelve meetings in 2003. The Charter of the Audit Committee is attached as Appendix A.

         Compensation Committee. The Compensation Committee determines the compensation of the Company's Directors, CEO, officers, division and subsidiary presidents and general managers and certain other highly compensated employees. It recommends to the Board of Directors the compensation for Directors and the CEO for ratification. The Committee supervises the administration of all benefit plans and other matters affecting executive compensation. The members of the Compensation Committee, who are all independent Directors (as defined by the rules of the NYSE), are Messrs. Powers, Clevy and Heller. The Compensation Committee held eight meetings in 2003.

         Executive Committee. The Executive Committee has the authority to act on behalf of the Board when specific actions must be taken between Board meetings. The members of the Executive Committee are Messrs. Clevy, McDonough, Powers, Roberts, Urry and Myers. The Executive Committee held no meetings in 2003.

         Finance Committee. The Finance Committee periodically reviews the Company's financial objectives and capital structure, reviews the funding and investment results of the Company's pension plans, and reviews acquisitions, divestitures, capital expenditures and financing transactions. The members of the Finance Committee, who are all independent Directors, are Messrs. Logan, Heller and Urry. The Finance Committee held six meetings in 2003.

         Nominating and Governance Committee. The Nominating and Governance Committee considers and recommends to the Board nominees for election as Directors and appointments to Committees and makes recommendations to the Board on matters of corporate governance. The Committee has the discretion to consider nominees to the Board recommended to it in writing by stockholders in the manner described in "Date for Submission of Stockholder Proposals." The members of the Nominating and Corporate Governance Committee, who are all independent Directors (as defined by the rules of the NYSE), are Messrs. McDonough, Clevy, Powers and Roberts. The Nominating and Governance Committee held three meetings in 2003.

DIRECTOR COMPENSATION

         The Company pays Directors who are not employees of the Company an annual retainer of $60,000. The Company does not pay any fee for attendance at Board or Committee meetings. The non-employee Chairman of the Board also receives an annual fee of $265,000 for that service. The Company reimburses Directors for expenses they incur in attending Board of Directors and Committee meetings. Directors who are not employees of the Company do not participate in any pension plans of the Company.

         Directors who are not employees of the Company may elect to defer 100% of their annual retainer under the Company's deferred compensation plan. Amounts deferred are invested in one of several investment options selected by the Director and are paid out when he or she ceases to be a Director.

         On May 22, 2003 each of the non-employee Directors received an option to purchase 7,498 shares of the Company's common stock under the Company's Amended and Restated 2002 Omnibus Stock Plan. Each person who serves as a Director (and is not an employee of the Company) as of the annual meeting of stockholders or who becomes a non-employee Director within six months after that meeting is entitled under the plan to an option to purchase shares of common stock at a price equal to the fair market value of the stock on the date of grant. The number of options granted in 2003 was equivalent to a present value of $60,000, calculated using the Black-Scholes methodology. The options are not exercisable immediately and become exercisable to the extent of 25% of the underlying shares on each of the next four anniversaries of the date of grant, subject to acceleration in the event of certain changes in control of the Company. The options have a ten-year term but expire at the earlier of the end of ten years or five years from the date the holder ceases to be a Director.

         Directors who are employees of the Company are not compensated for their service as Directors. Mr. Myers is the only Director who is an employee of the Company.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

         Relationship of Compensation to Performance

         The Compensation Committee believes that the compensation of the Company's officers should provide a strong incentive to achieve the Company's performance objectives. The objectives, which are established by the Board of Directors together with management, are intended to maximize corporate and divisional performance and deliver strong value to the stockholders. Consequently, in addition to salary, a significant portion of the executive compensation package is delivered in the form of incentives tied to the achievement of a combination of short-term and longer-term performance objectives. The higher the level of responsibility of an officer, the more his or her total compensation depends on the incentive opportunity. Towards this end, the Company used both annual and longer-term incentive programs in 2003. As part of the Company's Incentive Compensation Plan, for 2003, annual cash bonuses were offered tied to the achievement of business plan goals for the year. The Company's Incentive Compensation Plan also contains a Mid-Term Program that provides for an award for achievement of goals over a longer measurement period. In addition, the Compensation Committee grants stock options and restricted stock, designed to provide long-term incentives to key employees and tie their interests directly to those of the Company's stockholders.

         Salaries

         The Compensation Committee determines the base salary for the Chief Executive Officer and recommends it to the Board of Directors for ratification and sets the base salary for each of the other officers based on a number of factors, including level of responsibility, relevant experience, Company and individual performance, and comparable salaries for officers at other comparably sized industrial corporations. The Committee believes that base salary levels should be positioned to be competitive with the market median of base salaries of companies in comparable industries and that the opportunity to increase compensation above base salaries should be directly related to the achievement of objective performance targets. The Committee retains a prominent executive compensation consulting firm to assist in determining market practice for all forms of executive compensation.

         Performance-Based Bonuses

      Annual Cash Program - The Company offers annual cash bonus opportunities under the Annual Cash Program of its Incentive Compensation Plan. Each year, the Company establishes financial objectives for the succeeding year for its various business units. These financial objectives are, in turn, used to establish overall targets for the financial performance of the Company. For 2003, the financial objectives selected were earnings before interest and taxes ("EBIT") and average net capital employed as a percentage of sales for the operating divisions, and cash flow and earnings per share ("EPS") for the Company. The financial objectives are presented to the Compensation Committee, which approves threshold, target, and overachievement goals based on these objectives. Each of the Company's management employees, including its executive officers, is eligible each year to earn a targeted award expressed as a percentage of base salary. The actual award that is paid depends on the extent to which targets are achieved (i.e., the greater the level of performance of the area for which the employee is responsible, the higher the applicable percentage used to calculate his or her bonus).

         Bonuses for most individuals are based on the performance of the individual's business unit. For the senior managers in each business unit, a portion of the bonus is based on overall Company performance. In the case of those individuals with responsibility at the corporate level, such as the Chief Executive Officer and other corporate officers, bonuses are based on overall Company performance. Bonus awards paid to the executive officers listed in the Summary Compensation Table are disclosed in that table.

         Mid-Term Program - The objectives for the Mid-Term Program include return on net capital employed and EPS and awards are earned as a percentage of base salary. The objectives for each measurement period are established by the Compensation Committee.

         A prior Mid-Term Plan, the Performance Unit Plan, remained in effect with respect to grants previously made, with the final plan period ending December 31, 2003. This Performance Unit Plan granted performance units at the beginning of successive three-year periods based on market competitive data and job responsibilities. At the end of the measurement period, the number of Performance Units earned, if any, was based on the extent to which the established objectives were met. The value of each Performance Unit earned was equal to the average of the closing price of the Company's common stock during the 120 consecutive trading days ending on the last day of the measurement period.

         In 2001 the Compensation Committee approved Mid-Term Performance Objectives under the Performance Unit Plan for the three-year period from 2001 through 2003. The 2001 Performance Unit Plan objectives were based solely on total return to stockholders as compared to the Industrial Component of the S&P Midcap 400 Index. A portion (91%) of the 2001 grant vested at the end of 2003. All unvested Performance Units under the 2001 grant expired.

         Stock Awards

         In order to align the interests of management more closely with the long term interests of the Company's stockholders, the Compensation Committee also issues stock options and restricted stock, pursuant to the Company's Amended and Restated 2002 Omnibus Stock Plan. The Committee grants options to individual employees based on its evaluation of a number of factors, including level of responsibility, current and expected levels of contribution to the Company, and competitive grant practices in the market. The largest grants are awarded to the most senior executive positions, which, in the view of the Compensation Committee, have the greatest potential impact on the Company's profitability and growth. Options under the plan may be either incentive stock options or non-qualified stock options at the discretion of the Compensation Committee. In 2003, the Committee granted non-qualified stock options exercisable at fair market value and restricted stock shares to certain key employees, including certain of the Company's officers. For these individuals, the options will become exercisable in equal installments over a three-year period and the restrictions on the restricted stock will lapse in three years. Stock option and restricted stock awards to the executive officers named in the

Summary Compensation Table are disclosed in that table. The Company has never repriced any stock options.

         Compensation of Chief Executive Officer

         Mr. Young retired from the Company on February 9, 2004. Mr. Young's 2003 compensation, including base salary, bonus, mid-term incentive, stock option and restricted stock awards, was determined by the Compensation Committee in accordance with the criteria described above in the "Relationship of Compensation to Performance," "Salaries," "Performance-Based Bonuses," "Mid-Term Program" and "Stock Awards" sections of this report.

         Mr. Young (and the other named Officers) did not receive an increase in base salary in 2003 due to the company's failure to meet its EPS target in 2002. Mr. Young earned a cash bonus for 2003 of $830,180 under the Annual Cash Program of the Incentive Compensation Plan since the Company achieved both its corporate cash flow and EPS targets.

         In 2003, Mr. Young participated in the Company's Mid-Term Incentive Plan. The plan may pay out a percentage of base salary based on the level of achievement of return on net capital employed and EPS at the end of 2005. Under the plan for 2003, Mr. Young will receive a pro-rata share of any award earned based on his retirement date. He will also receive a pro-rata share of any award earned under the plan for 2002 based on his retirement date. Mr. Young received a payment of $740,811 under the 2001-2003 Performance Unit Plan. This represented 91% of the target award.

         In 2003, Mr. Young was also awarded an option to purchase 80,000 shares of the Company's common stock at the market price on the date of grant and 13,400 restricted stock shares (both on terms described above under "Stock Awards") reflecting the view of the Compensation Committee and the Board of Directors of Mr. Young's substantial contribution toward building a strong foundation for the future progress and growth of the Company's business.

         Additional details of Mr. Young's compensation over the last three fiscal years are disclosed in the Summary Compensation Table and in other sections of this "Executive Compensation" section.

         Stock Ownership Guidelines

         While the Company and the Board have always believed that stock ownership is an important goal, the Committee decided to formalize its commitment to stock ownership starting in 2003 by instituting stock ownership guidelines for senior executives and outside Directors of the Company. The ownership guidelines are five times base salary for the CEO and five times retainer for Directors. For other officers reporting to the CEO, the ownership guideline is three times base salary. As part of this new program, the Compensation Committee designed and implemented a Management Stock Purchase Plan that provides the opportunity for certain key executives to defer all or a portion of their cash bonus under the Annual Cash Program of the Incentive Compensation Plan into Restricted Stock Units (RSUs). As an incentive for the executive to defer, the executive receives an additional 25% of the value of the deferral in RSUs. Dividends will be deposited into the executive's account in the form of additional RSUs. At the end of three years, the executive receives a distribution of stock shares equal to the number of RSUs in his or her account.

         Tax Considerations

         In making its compensation decisions, the Committee considers the effect of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which limits to $1,000,000 the allowable federal income tax deduction for compensation paid to the Company's Chief Executive Officer and next four most highly compensated officers. The limit on deductibility does not apply to performance-based compensation paid pursuant to a plan approved by the stockholders. The Company has obtained stockholder approval of its Incentive Compensation Plan and does not anticipate that the expense associated with this Plan will be limited by Section 162(m). The Company expects that the expense associated with stock option awards made under the Company's Amended and Restated 1992 Omnibus Stock Plan and the Company's Amended and Restated 2002 Omnibus Stock Plan will not be limited by Section 162(m) since the Company obtained stockholder approval of these Plans. The expense associated with restricted share awards that are not performance-based may be limited under
Section 162(m).

         In the opinion of the Committee, the Company's performance-based cash compensation system, together with the grant of fair market value options and restricted stock awards, provides all management employees, including executive officers, with an incentive to achieve objective performance targets designed to increase stockholder value.

The Compensation Committee

Paul J. Powers, Chairman
W. Michael Clevy
J. Roderick Heller, III

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning compensation paid by the Company to the Chief Executive Officer and each of the next four most highly compensated executive officers of the Company, based on salary and bonus, for services rendered in all capacities to the Company and its subsidiaries during the three fiscal years ended December 31, 2003.

                                    Annual
                                Compensation (1)                                   Long Term Compensation
                                ----------------                                   ----------------------
                                                                                           Securities
                                                             Other          Restricted     Underlying                     All
  Name and Principal                                      Annual Com-         Stock         Options                    Other Com-
       Position           Year  Salary ($)  Bonus ($)   pensation ($)(2)  Awards ($)(3)  Granted (#)(4)  Payouts (5)  pensation(6)
       --------           ----  ----------  ---------   ----------------  -------------  --------------  -----------  ------------
Michael R. Young (7)      2003    824,032    830,180        137,297          493,053         80,000        740,811        8,997
Chief Executive           2002    820,031          0         99,294                0        100,000        430,397       15,543
Officer                   2001    791,672    400,000         87,862                0        100,000         75,962       15,355

C. David Myers (8)        2003    544,732    267,916              0          632,630         60,000        185,203        2,522
President                 2002    414,716          0              0          710,100         25,000         91,826        2,061
                          2001    370,833    200,000              0                0         20,000         13,449        2,047

Thomas F. Huntington      2003    386,015    342,575              0          110,385         15,000        277,804        2,375
Vice President and        2002    384,181     67,355              0                0         20,000         31,558        2,517
President Unitary         2001    371,154    110,000              0                0         20,000         13,061          578
Products Group

Kam Son Leong             2003    386,000    342,575        385,133          110,385         15,000        277,804          605
Vice President and        2002    384,167    427,662        388,285          756,300         25,000         76,526          602
President Asia            2001    362,500    213,750        385,730                0         20,000         28,484          563
Pacific

Peter C. Spellar          2003    464,000    179,800        871,303          183,975         30,000        333,371        3,676
Vice President and        2002    461,684    151,366              0                0         25,000        151,505        3,545
President Europe,         2001    441,667    150,000              0                0         25,000         59,825        3,418
Middle East, Africa

(1) Includes amounts deferred at the election of the officer pursuant to the York International Corporation Investment Plan, a plan established under Section 401(k) of the Code, and the York International Corporation Executive Deferred Compensation Plan, a non-qualified deferred compensation plan.

         Excludes amounts deferred at the election of the officer pursuant to the York International Corporation Management Stock Purchase Plan, a non-qualified deferred compensation plan. In 2003, Mr. Myers deferred fifty percent of his bonus award into restricted stock units identified in footnote (3).

(2) "Other Annual Compensation" for Mr. Young includes $38,670 in imputed income relating to the use by Mr. Young of a Company-owned condominium in York, PA and $38,000 in maintenance costs relating to his residence in Wichita, provided in lieu of the cost to the Company of selling his home and farm under the Company's relocation policy.

         "Other Annual Compensation" for Mr. Leong includes $264,000 for a housing allowance and $101,117 for a cost of living allowance relating to his assignment in Hong Kong.

         "Other Annual Compensation" for Mr. Spellar includes $576,039 for taxes paid by the company on his behalf relating to his assignment in London, England.

(3) The restricted stock holdings of the officers and the value of such holdings as of December 31, 2003, based upon the 2003 year-end closing price (net of the purchase price paid by the officer) are as follows:
         Mr. Young - 13,400 shares ($493,053); Mr. Myers - 40,000 shares
         ($1,471,800); Mr. Huntington - 3,000 shares ($110,385); Mr. Leong -
         33,000 shares ($1,214,235); and Mr. Spellar - 5,000 shares ($183,975).
         Mr. Myers and Mr. Leong each received 30,000 restricted shares in 2002. 5,000 shares vest on the third anniversary of the grant, 10,000 shares vest on the fourth anniversary of the grant and 15,000 shares vest on the fifth anniversary of the grant. Mr. Myers also received 10,000 restricted shares and Mr. Leong 3,000 restricted shares in 2003. The stock vests on the third anniversary of the grant. Messrs. Young, Huntington, and Spellar received their shares in 2003, which vest on the third anniversary of the grant. Any dividends payable with respect to common stock will be paid with respect to the restricted stock. The value shown for restricted stock awards is based on the market price of the Company's common stock on the date of grant.

         Includes for Mr. Myers 7,192.39 restricted stock units ($264,680) representing a bonus deferral into the York International Corporation Management Stock Purchase Plan.

(4) Excludes options to purchase common stock at 85% of fair market value through automatic payroll deductions acquired in December 2003 under the 1992 Employee Stock Purchase Plan ("Purchase Plan"), in which Messrs. Young, Myers, Leong, Huntington and Spellar each elected to participate. Mr. Young acquired 977 shares, Mr. Myers acquired 977 shares, Mr. Leong acquired 690 shares, Mr. Huntington acquired 690 shares, and Mr. Spellar acquired 883 shares of common stock.

(5) Represents payouts for the Mid-Term Program under the Incentive Compensation Plan.

(6) Comprises matching contributions by the Company under the York International Investment Plan, and term life insurance premiums for the named individuals for policies with a face amount equal to the individual's base salary, as follows (Mr. Young's insurance premium includes an additional Group Term Life Insurance Policy provided by the Company):

                                                Investment Plan        Insurance
                                                 Contributions          Premium
                                                 -------------          -------
Michael R. Young.............................        $1,627            $   7,370
C. David Myers  .............................         2,000                  522
Thomas F. Huntington.........................         1,448                  927
Kam Son Leong................................            0.                  605
Peter C. Spellar.............................         1,540                2,136

(7) Mr. Young was President, as well as Chief Executive Officer, until June 24, 2003 and retired from the Company on February 9, 2004.

(8) Mr. Myers assumed the position of President on June 24, 2003 and the additional position of Chief Executive Officer on February 10, 2004. Prior to June, 2003, he was Executive Vice President and Chief Financial Officer.

(9) Consists of a grant of 30,000 shares of time-based restricted stock, valued at the market price of the Common Stock on November 22, 2002, the date of grant. The stock vests as described in footnote (3) above.

(10) Consists of a grant of 30,000 shares of time-based restricted stock, valued at the market price of the Common Stock on December 4, 2002, the date of the grant. The stock vests as described in footnote (3) above.

OPTION GRANTS

         The following table shows, as to each person named, the options to purchase common stock granted by the Company in 2003 under the Amended and Restated 2002 Omnibus Stock Plan. The grants do not include options to purchase Company stock through automatic payroll deductions under the Employee Stock Purchase Plan (see note (4) to the Summary Compensation Table above).

                              OPTION GRANTS IN 2003

                                   Individual Grants
                   -------------------------------------------------
                                    % of
                    Number of       Total                                Potential Realizable Value at
                    Securities     Options                               Assumed Annual Rates of Stock
                    Underlying     Granted                             Price Appreciation for Option Term
                     Options       to All      Exercise                      (End of Year Value) (2)
                     Granted      Employees   Price Per   Expiration   ----------------------------------
      Name         (Shares) (1)    in 2003      Share        Date        0%      5% (3)       10% (3)
      ----         ------------    -------      -----        ----        --      ------       -------

M. R. Young           80,000         10%       $ 20.89      3/26/13       0    $1,051,200   $2,663,200

C. D. Myers           40,000          5%       $ 20.89      3/26/13       0       525,600    1,331,600
                      20,000          3%       $ 23.62      6/24/13       0       297,000      752,800

T. F. Huntington      15,000          2%       $ 20.89      3/26/13       0       197,100      499,350

K. S. Leong           15,000          2%       $ 20.89      3/16/13       0       197,100      499,350

P. C. Spellar         30,000          4%       $ 20.89      3/26/13       0       394,200      998,700

(1) The options are non-qualified, non-transferable other than by will or the laws of descent and distribution, and become exercisable with respect to one-third of the shares on each of the first three anniversaries of the Grant Date and are exercisable once vested for ten years from the date of grant, unless terminated sooner in the event of death, disability, retirement or termination of employment.

(2) Represent arbitrarily assumed rates of appreciation of the common stock price, mandated by the Securities and Exchange Commission's rules, compounded annually over the term of the option and are not intended to forecast possible future appreciation, if any, of the common stock. The market value of the common stock on the March 26, 2003 grant date was $20.89; the value of the common stock at the end of those options' term based on a compounded 5% growth rate would be $34.03 per share and based on a compounded 10% growth rate would be $54.18 per share. The market value of the common stock on the June 24, 2003 grant date was $23.62; the value of the common stock at the end of those options' term based on a compounded 5% growth rate would be $38.47 per share and based on a compounded 10% growth rate would be $61.26 per share.

(3) No gain to the optionee is possible without an increase in the stock price that will benefit all stockholders. A zero percent gain in stock price will result in zero dollars for the optionee.

OPTION EXERCISES AND 2003 YEAR-END OPTION VALUES

         The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock option exercises and 2003 year-end stock option values. This table excludes shares purchased under the Employee Stock Purchase Plan.

                       AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                               Number of Securities       Value of Unexercised
                                                              Underlying Unexercised      In-the-Money Options
                                     Number of               Options at 2003 Year-End     at 2003 Year-End (1)
                                       Shares     Value      ------------------------     --------------------
              Name                    Acquired   Realized    Exercisable/Unexercisable  Exercisable/Unexercisable
              ----                    --------   --------    -------------------------  -------------------------
M. R. Young .....................           0           0         393,000/80,000          $2,811,063/1,272,800
C. D. Myers .....................           0           0         103,800/60,000          $  583,163/  900,000
T. F. Huntington ................           0           0          94,900/15,000          $  563,050/  238,650
K. S. Leong .....................      35,000    $539,640         103,000/15,000          $  275,750/  238,650
P. C.  Spellar ..................           0           0         147,800/30,000          $  602,275/  477,300

(1) Based upon an assumed fair market value of $36.80 per share, which was the closing price on the New York Stock Exchange of the common stock on December 31, 2003.

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

         The Company's Incentive Compensation Plan has a mid-term element which measures performance at the end of a three-year period against performance objectives approved by the Compensation Committee. Objectives set for the period from 2003 through 2005 are earnings per share and return on net capital employed. The table below sets forth the approximate amount that would be paid to each executive officer named in the Summary Compensation Table if the threshold, target and maximum levels of performance are achieved. If threshold performance is not reached, there is no payout.

                   Number of
                    Shares,
                    Units or   Performance or other
                     Other         Period until            Estimated Future Payouts under Non-Stock Price Based Plans
      Name           Rights    Maturation or Payout      Threshold ($)             Target ($)               Maximum ($)
      ----                                               -------------             ----------               -----------
M. R. Young (1)         0       December 31, 2005           412,000                  824,000                 1,648,000
C. D. Myers             0       December 31, 2005           315,000                  630,000                 1,260,000
T. F. Huntington        0       December 31, 2005           115,800                  231,600                  463,200
K. S. Leong             0       December 31, 2005           115,800                  231,600                  463,200
P. C. Spellar           0       December 31, 2005           139,200                  278,400                  556,800

(1) The award for Mr. Young will be prorated based on his retirement date of February 9, 2004.

RETIREMENT PLANS

         The Company has a defined benefit retirement plan (the "Retirement Plan") covering the salaried employees of certain of the Company's business units who are not subject to collective bargaining agreements. The Retirement Plan covers each of the officers named in the Summary Compensation Table.

         The following table indicates the amount of annual retirement income which would be payable under the Retirement Plan (but for certain limitations imposed by the Code) at normal retirement age to participants in specified salary and bonus levels and years of credited service categories. For 2003 the Code limits to $200,000 the amount of earnings that may be taken into account to calculate benefits, and to $160,000 the benefits payable. The limits are adjusted annually for inflation.

      Assumed Average Annual
       Earnings for Highest
         Five Consecutive
         Years in 10 Years                 15 Years'     20 Years'     25 Years'     30 Years'     35 Years'
       Preceding Retirement                 Service       Service       Service       Service       Service
       --------------------                 -------       -------       -------       -------       -------
$  150,000 .........................      $   36,000    $   48,000    $   60,000    $   72,000    $   75,750
   200,000 .........................          48,000        64,000        80,000        96,000       101,000
   300,000 .........................          72,000        96,000       120,000       144,000       151,500
   400,000 .........................          96,000       128,000       160,000       192,000       202,000
   500,000 .........................         120,000       160,000       200,000       240,000       252,500
   600,000 .........................         144,000       192,000       240,000       288,000       303,000
   700,000 .........................         168,000       224,000       280,000       336,000       353,500
   800,000 .........................         192,000       256,000       320,000       384,000       404,000
   900,000 .........................         216,000       288,000       360,000       432,000       454,500
 1,000,000 .........................         240,000       320,000       400,000       480,000       505,000
 1,100,000 .........................         264,000       352,000       440,000       528,000       555,500
 1,200,000 .........................         288,000       384,000       480,000       576,000       606,000
 1,300,000 .........................         312,000       416,000       520,000       624,000       656,500
 1,400,000 .........................         336,000       448,000       560,000       672,000       707,000
 1,500,000 .........................         360,000       480,000       600,000       720,000       757,500
 1,600,000 .........................         384,000       512,000       640,000       768,000       808,000
 1,700,000 .........................         408,000       544,000       680,000       816,000       858,500
 1,800,000 .........................         432,000       576,000       720,000       864,000       909,000
 1,900,000 .........................         456,000       608,000       760,000       912,000       959,500
 2,000,000 .........................         480,000       640,000       800,000       960,000     1,010,000
 2,100,000 .........................         504,000       672,000       840,000     1,008,000     1,060,500

         The compensation covered by the Retirement Plan consists of base salary and bonus paid in that year. The covered compensation (excluding the effect of Code limitations) and credited years of service, as of December 31, 2003, for each of the officers named in the Summary Compensation Table above were as follows: Mr. Young - $1,261,912, 4 years; Mr. Myers - $438,007, 10 years; Mr. Huntington - $444,018, 6 years; Mr. Leong - $562,321, 22 years; and Mr. Spellar
- $778,923, 11 years.

         The benefits shown in the above table are subject to reduction by an amount equal to a percentage of Social Security benefits. The benefits are calculated on a straight-life annuity basis assuming retirement at age 65.

         The Company has a defined benefit supplemental retirement plan (the "Supplemental Executive Retirement Plan") covering certain key executive officers, including Messrs. Young, Myers, Huntington, Leong and Spellar.

         The following table indicates the amount of annual retirement income which would be payable under the Supplemental Executive Retirement Plan at normal retirement age to participants in specified salary and bonus levels and years of credited service categories.

          Assumed Average
        Annual Earnings for
     Highest Three Consecutive
         Years in 5 Years                      15 Years'    20 Years'    25 Years'   30 Years'   35 Years'
       Preceding Retirement                     Service      Service      Service     Service     Service
       --------------------                     -------      -------      -------     -------     -------
  150,000 .........................            $  56,250    $  75,000    $  75,000   $  75,000   $  75,000
  200,000 .........................               75,000      100,000      100,000     100,000     100,000
  300,000 .........................              112,500      150,000      150,000     150,000     150,000
  400,000 .........................              150,000      200,000      200,000     200,000     200,000
  500,000 .........................              187,500      250,000      250,000     250,000     250,000
  600,000 .........................              225,000      300,000      300,000     300,000     300,000
  700,000 .........................              262,500      350,000      350,000     350,000     350,000
  800,000 .........................              300,000      400,000      400,000     400,000     400,000
  900,000 .........................              337,500      450,000      450,000     450,000     450,000
1,000,000 .........................              375,000      500,000      500,000     500,000     500,000
1,100,000 .........................              412,500      550,000      550,000     550,000     550,000
1,200,000 .........................              450,000      600,000      600,000     600,000     600,000
1,300,000 .........................              487,500      650,000      650,000     650,000     650,000
1,400,000 .........................              525,000      700,000      700,000     700,000     700,000
1,500,000 .........................              562,500      750,000      750,000     750,000     750,000

         The Supplemental Executive Retirement Plan provides a retirement benefit equal to up to 50% (based on a maximum of 20 years of credited service) of the officer's highest average salary and bonus for three out of the last five years preceding retirement. The covered compensation and credited years of service under the Supplemental Executive Retirement Plan based on 2003 salaries and bonuses as of December 31, 2003, would be approximately: Mr. Young - $1,123,766, 18 years; Mr. Myers - $602,683, 10 years; Mr. Huntington - $503,790,
12 years, Mr. Leong - $562,472, 20 years and Mr. Spellar - $616,172, 20 years.

         The benefits are calculated on a straight-life annuity basis assuming retirement at age 62 and offset by any vested accrued benefit payable under any York International Corporation retirement plan.

         The Evcon Industries, Inc. Retirement Plan for Salaried Employees in which Mr. Young participated from 1991 until 1995 and Mr. Huntington participated from 1992 until 1995, is intended to provide Mr. Young and Mr. Huntington with retirement benefits. As of December 31, 2003, upon attaining age 65, Mr. Young and Mr. Huntington are eligible to receive an annual retirement benefit of $18,816 and $13,137, respectively.

         The Frick/Frigid Coil Pension Plan for Salaried Employees (the "Frick Plan"), in which Mr. Spellar participated from 1979 until his transfer to the Retirement Plan in 1992, is intended to provide Mr. Spellar with retirement benefits. Upon attaining age 65, Mr. Spellar is eligible to receive an annual retirement benefit of $16,289 from the Frick Plan.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

         The Company has entered into Employment Agreements with certain key executives, including the individuals named in the Summary Compensation Table. By virtue of Mr. Young's retirement on February 9, 2004, his Employment Agreement has expired. The agreements with Messrs. Myers, Huntington and Spellar that were in effect until December 31, 2003 had an evergreen three-year term that was automatically extended in the absence of notice to the contrary by either party. The agreements provided for a base salary no less than that in effect on the date they were entered into. In addition, the Agreements provided that, in the event the executive's employment was terminated by the Company other than for cause, the executive would receive payment of his salary and target bonus for the remainder of the three-year employment period, health and welfare benefits during that period, and service credit for that period under the Company's Retirement Plan and Executive Supplemental Retirement Plan. The Agreements also provided for an additional payment equal to two years' salary and target bonus in return for an agreement on the part of the executive not to compete with the Company for a period of two years.

         In 2003, the Compensation Committee adopted a new Employment Agreement for certain key executives. The key executives have been provided the opportunity to exchange the previous Agreement described in the paragraph above for the new Agreement plus a consideration of restricted stock (with a three-year restriction period) based on a percentage of their salary. Messrs. Myers, Huntington and Spellar have accepted this offer and are now covered under an Employment Agreement that is similar to the previous Agreement, except that the term is for one year, renewable annually, and the employment period for which the executive will receive salary and target bonus has been reduced to 1 year (1.5 years for Mr. Myers) from 3 years. Mr. Leong remains covered by the agreement described in the preceding paragraph.

STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total return on the Company's common stock for the 5-year period from December 31, 1998 through December 31, 2003 to the cumulative total return for the same period of the Standard & Poor's (S&P) Midcap 400 Index, the S&P 400 Capital Goods and the S&P 500 Capital Goods. The graph assumes that the value of the investment in the common stock and each index was $100 on December 31, 1998 and that all dividends were reinvested.

COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN AMONG YORK INTERNATIONAL, THE S&P
   MIDCAP 400 INDEX, THE S&P 400 CAPITAL GOODS AND THE S&P 500 CAPITAL GOODS.

             [COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN GRAPH]


                                                        INDEXED RETURNS
                              BASE                        YEARS ENDING
                             PERIOD
COMPANY NAME / INDEX          DEC98     DEC99      DEC00       DEC01        DEC02         DEC03
--------------------          -----     -----      -----       -----        -----         -----
YORK INTERNATIONAL             100      68.41       78.30       99.14        67.81         99.76
S&P MIDCAP 400 INDEX           100     114.72      134.81      133.99       114.54        155.34
S&P 500 BUILDING PRODUCTS      100      78.48       72.97       70.69        64.99         88.71
S&P 400 CAPITAL GOODS          100     114.21      114.71      125.47       112.66        153.98
S&P 500 CAPITAL GOODS          100     130.36      137.18      123.38        89.38        120.38
PEER GROUP                     100     112.68      123.33      124.70       105.08        146.22

                            OWNERSHIP OF COMMON STOCK

                  OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information as of March 1, 2004 with respect to beneficial ownership of shares of the Company's common stock, assuming exercise of options exercisable within 60 days of such date, by each Director, by each executive officer named in the Summary Compensation Table and by all Directors and executive officers as a group. Except as otherwise noted, the beneficial owners have sole voting and investment power as to all such shares.

                                                                            Number of
                                                                              Shares
                                                                           Beneficially       Percentage of
                       Name of Beneficial Owner                             Owned (a)         Outstanding
                       ------------------------                             ---------         -----------
Gerald C. McDonough (b) ..............................................        100,092               *
W. Michael Clevy  (c) ................................................         27,442               *
J. Roderick Heller, III (d) ..........................................          5,192               *
Robert F. B. Logan (e) ...............................................        133,024               *
Paul J. Powers  (f) ..................................................         27,442               *
Donald M. Roberts (g) ................................................        115,922               *
James A. Urry (h) ....................................................         43,077               *
Michael R. Young (i) .................................................        477,657            1.16
C. David Myers (j) ...................................................        161,770               *
Thomas F. Huntington (k) .............................................        106,755               *
Kam Leong (l) ........................................................        144,193               *
Peter C. Spellar (m) .................................................        222,120               *
All directors and executive officers of the Company as a group
        (20 persons) (n) .............................................      2,035,857            4.97%

* Represents less than 1.0% of the aggregate shares of common stock outstanding.

(a) Includes shares issuable upon exercise of options that are exercisable within 60 days of March 1, 2004.

(b)    Includes 34,442 shares issuable upon exercise of options.

(c)    Includes 22,442 shares issuable upon exercise of options.

(d)    Includes 1,192 shares issuable upon exercise of options.

(e) Includes 200 shares owned by Mr. Logan's wife as to which Mr. Logan has no voting or investment power and disclaims beneficial ownership, 34,442 shares issuable upon exercise of options, and 7,989 shares representing Director fees deferred into the York Common Stock Fund of the Company's Deferred Compensation Plan.

(f)    Includes 22,442 shares issuable upon exercise of options.

(g) Includes 27,357 shares owned by Mr. Roberts' adult children as to which Mr. Roberts has no voting or investment power and as to which he disclaims beneficial ownership, 34,442 shares issuable upon exercise of options, and 1,087 shares representing Director fees deferred into the York Common Stock Fund of the Company's Deferred Compensation Plan.

(h) Includes 34,442 shares issuable upon exercise of options, and 8,635 shares representing Director fees deferred into the York Common Stock Fund of the Company's Deferred Compensation Plan.

(i)    Includes 419,666 shares issuable upon exercise of options.

(j)    Includes 113,833 shares issuable upon exercise of options.

(k)    Includes 99,900 shares issuable upon exercise of options.

(l)    Includes 108,000 shares issuable upon exercise of options.

(m) Includes 28,000 shares held in trust for Mr. Spellar's children and 500 shares owned by his wife, as to which he disclaims any beneficial ownership, and 153,000 shares issuable upon exercise of options.

(n)    Includes 1,507,457 shares issuable upon exercise of options.

                           OWNERSHIP OF CERTAIN OWNERS

         The following table sets forth information concerning entities that are known by us to own more than five percent of the outstanding shares of our Common Stock

                                    Total
                                   Amount
                                     of           Percent
                                 Beneficial          Of
    Name and Address             Ownership         Class
    ----------------             ---------         -----
Barclays Global Investors,
NA (1)                           5,552,729         13.85%
45 Fremont Street
San Francisco, CA  94105

    (1) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004 on behalf of itself and Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank & Trust (Jersey) Limited, Barclays Bank (Suisse) SA, Barclays Private Bank Limited. In its Schedule 13G, Barclays Global Investors,NA reported that it had voting and dispositive authority with respect to 5,104,970 shares.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information as of December 31, 2003 with respect to shares of the Company's common stock that may be issued under our existing equity compensation plans, including the 1992 Employee Stock Purchase Plan (the "Purchase Plan") and the Amended and Restated 2002 Omnibus Stock Plan (the "2002 Plan"). It does not include an additional 500,000 shares for the Purchase Plan or an additional 1,750,000 shares for the 2002 Plan for which we are currently seeking stockholder approval. The table does not include information about shares subject to outstanding options granted under the Amended and Restated 1992 Omnibus Stock Plan (the "1992 Plan"), which has expired. Footnote 3 contains information about the number of options outstanding under the 1992 Plan and their weighted average exercise price.

                                                                                             Number of securities
                                                                                              remaining available
                                                                                              for future issuance
                                                                                                 under equity
                                  Number of securities to         Weighted-average            compensation plans
                                  be issued upon exercise         exercise price of          (excluding securities
                                  of outstanding options,       outstanding options,          reflected in column
                                    warrants and rights          warrants and rights                 (a))
        Plan category                       (a)                          (b)                          (c)
------------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by security holders            819,605 (1)                    $36.61                    1,131,019 (2)
------------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by security holders                  0                        $    0                            0
------------------------------------------------------------------------------------------------------------------
            Total                       819,605 (3)                    $36.61                    1,131,019
------------------------------------------------------------------------------------------------------------------

(1)  Outstanding options under the 2002 Omnibus Stock Plan.

(2) Includes securities available for issuance under the 2002 Plan and the Purchase Plan.

(3) 4,099,471 options remain outstanding under the 1992 Plan, which expired in August 2002. The weighted average exercise price is $35.08. No additional options may be granted under the 1992 Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership. They are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of copies of such forms provided to us and written representations from our Executive Officers and Directors, we believe that all our Executive Officers and Directors filed the required reports for 2003 in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Barclays Global Investors, an affiliate of Barclays Global Investors, NA, which holds more than 5% of the Company's stock, manages the Company's pension plan assets in the United Kingdom. The agreement for these services was entered into on an arm's-length basis.

                                  PROPOSAL TWO

         APPROVAL OF AMENDMENT TO THE 1992 EMPLOYEE STOCK PURCHASE PLAN

         The 1992 Employee Stock Purchase Plan (the "Purchase Plan") provides eligible employees an added incentive to advance the best interests of the Company by enabling them to purchase voluntarily the Common Stock of the Company at a favorable price and on favorable terms. The Purchase Plan was approved by the stockholders and adopted by the Company in 1993. Two amendments to the Purchase Plan, each authorizing the addition of 500,000 shares, were approved by the stockholders in 1999 and 2001.

AMENDMENT

         The Purchase Plan provides that an aggregate of 2,500,000 shares of Common Stock may be sold pursuant to the Purchase Plan, subject to adjustment as described below. As of December 31, 2003, 2,383,801 shares had been issued or subscribed for pursuant to the Purchase Plan, leaving only 116,199 shares available for future purchase. In order to provide for the continued purchase of Common Stock of the Company by employees pursuant to the Purchase Plan, the Board of Directors has adopted, subject to stockholder approval, an amendment (the "Purchase Plan Amendment") to the Purchase Plan that would increase the number of shares of Common Stock permitted to be sold under the Purchase Plan by 500,000 shares. A copy of the Purchase Plan Amendment is attached as Appendix B.

DESCRIPTION OF THE PURCHASE PLAN

         The principal features of the Purchase Plan are as follows:

         The Purchase Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors, none of whom is eligible to participate in the Purchase Plan. The members of the Committee will serve until resignation, removal by the Board or death. The Committee will have the power to make, amend and repeal rules and regulations for the interpretation and administration of the Purchase Plan. All costs and expenses incurred in administering the Purchase Plan will be paid by the Company.

         From time to time the Committee grants to eligible employees options to purchase shares of Common Stock under the Purchase Plan through a payroll deduction program. These options are granted once a year on a date selected by the Committee, with the exception of newly hired employees who may enroll in the Purchase Plan on a quarterly basis. The term of each option is a 12-month period, or for newly hired employees a 9-month, 6-month or 3-month period, beginning on the day the option is granted. The number of shares of Common Stock subject to each option is the quotient of the payroll deductions authorized by the participant extended for the option period divided by 85% of the fair market value of the Common Stock on the grant date (rounded to yield whole shares). Under the Purchase Plan, the fair market value of the Common Stock as of any particular date is the last sales price per share of the Common Stock on the composite tape prior to such date. Amounts deducted from a participant's pay will be credited to his or her stock purchase account.

         An option will be exercised automatically on the last day of the option period (the "exercise date"), at which time the Company will deduct from the participant's stock purchase account an amount sufficient to purchase up to the number of shares of the Common Stock subject to the participant's option at the option exercise price. The exercise price per share will be equal to 85% of the fair market value of the Common Stock on the grant date or the exercise date, whichever is less. The balance of the participant's account, if any, will be refunded to him or her promptly after the exercise date.

         All U.S. and most non-U.S. employees of the Company scheduled to work at least 20 hours per week or more than five months during the option term are eligible to purchase shares of the Common Stock under the Purchase Plan through regular payroll deductions (valued in United States dollars) of not less than $5.00 nor more than 10% of their eligible compensation (as defined in the Purchase Plan) per pay period. No options may be granted under the Purchase Plan to an employee who immediately after the granting of an option would own stock of the Company possessing more than 5% of the total combined voting power of all classes of stock of the Company. No participant may be granted an option under the Purchase Plan which would permit his or her rights to purchase shares of Common Stock under the Purchase Plan to accrue at a rate which exceeds $25,000 of fair market value of such shares (determined at the time the option is granted) for each calendar year in which such option is outstanding. On March 1, 2004, the Company and its consolidated subsidiaries had approximately 16,500 employees, including executive officers, who were eligible to participate in the Purchase Plan.

         An employee's participation in the Purchase Plan will be terminated when he or she (a) voluntarily withdraws from the Purchase Plan; (b) resigns or is discharged; or (c) retires or dies. Upon such termination, all funds in a participant's account will be refunded without interest, except that upon retirement or death, a participant or his or her legal representative may elect to exercise any outstanding option of the participant. A participant who withdraws from the Purchase Plan shall be eligible to participate again in the Purchase Plan upon expiration of the option period during which he or she withdrew.

         An aggregate of 2,500,000 shares of authorized but unissued Common Stock of the Company have previously been reserved for issuance under the Purchase Plan. In the event of a stock dividend or a subdivision, combination or reclassification of the Common Stock, the Board of Directors may, at its option, terminate the Purchase Plan, or the Committee may, at its option, appropriately adjust the maximum number of shares subject to the Purchase Plan. The closing price of the Common Stock on December 31, 2003 was $36.80 (the "Market Price"). Accordingly, the exercise price of the options to purchase shares granted under the Purchase Plan in January 2004 will be the lower of 85% of such amount ($31.28 (the "Plan Price")) or 85% of the closing price on December 31, 2004. The closing price of the Common Stock on March 24, 2004, was $36.30. The benefits or amounts that will be received by any individual under the Purchase Plan in 2004 are not determinable at this time because the December 31, 2004 closing price of the Common Stock could affect the exercise price. In the fiscal year ended December 31, 2003, the aggregate dollar value and number of shares received by all executive officers as a group were $140,709 and 6,474, respectively; and the aggregate dollar value and number of shares received by all non-executive officer employees as a group were $5,569,851 and 256,483, respectively. For information regarding certain executive officers, see the Summary Compensation Table.

TAX CONSEQUENCES

         The Purchase Plan is intended to qualify as an "employee stock purchase plan" under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant at the time of grant or purchase of shares under the Purchase Plan. As summarized below, a participant may become liable for tax upon disposition of the shares acquired. The character of any gain or loss upon disposition will depend upon how long the shares have been held by the participant.

         If shares are held by the participant for more than two years after the grant or if the participant dies at any time while owning the shares, the lesser of (a) the excess of the fair market value of the shares on the date of such disposition or death over the purchase price, or (b) 15% of the fair market value of the shares on the date of grant will be treated as ordinary income to the participant at the time of any disposition or for the taxable year closing with his or her death. Any further gain upon such disposition will be deemed a long-term capital gain.

         If the shares are sold or disposed of before the expiration of the holding period described above (a "Disqualifying Disposition"), the excess of the fair market value of the shares on the exercise date over the purchase price will be treated as ordinary income to the participant at the time of disposition. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain and would be deemed a long-term gain if the shares have been held more than one year.

         There are no federal income tax consequences to the Company by reason of the grant or exercise of options pursuant to the Purchase Plan. The Company is not entitled to a deduction for amounts taxed as ordinary income to a participant, except to the extent that ordinary income is reportable by a participant upon a Disqualifying Disposition of shares before the expiration of the holding period described above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PURCHASE PLAN AMENDMENT.

                                 PROPOSAL THREE
               APPROVAL OF AN A MENDMENT TO THE YORK INTERNATIONAL
                                   CORPORATION
                             2002 OMNIBUS STOCK PLAN

INTRODUCTION

         The Board of Directors has approved and recommends that our stockholders approve an amendment to the Company's 2002 Omnibus Stock Plan (the "2002 Plan"), which will become effective upon our stockholders' approval. A copy of the 2002 Plan, as proposed to be amended and restated, can be found at Appendix C. The summary of the 2002 Plan that appears below is qualified by reference to the full text of the 2002 Plan.

         The Company believes that awards based on our stock act as an incentive to our Directors, executives and employees to promote the growth and profitability of the Company. We view such awards as a means to attract and retain highly qualified executives and key employees whose judgment, skill and initiative are critical to our success. The Company also grants stock-based awards to employees below the executive and managerial levels in order to recognize their individual achievements and provide them with a stake in our long-term results.

         The principal features of the proposed amendment to the 2002 Plan are:

         - An increase in the number of shares authorized to be issued under the 2002 Plan from 2,000,000 to 3,750,000

         - The addition of a requirement that the members of the administrative committee meet the independence requirements of the applicable stock exchange

         - The addition of limitations on the number of stock units that can be issued

         - The substitution of more flexible terms for providing non-employee Directors with stock-based compensation beyond stock options

         - The addition of a description of the stock units that can be issued under the 2002 Plan

         The Board of Directors believes the proposed amendment will permit the Company to continue using stock as an incentive, as described above, while both permitting greater flexibility and maintaining appropriate limitations. A summary of the 2002 Plan, including the proposed amendment, appears below.

ELIGIBILITY

         Officers and employees of the Company and its subsidiaries who are selected by the Compensation Committee of the Board of Directors may participate in the 2002 Plan. Directors who are not officers or employees of the Company are eligible to receive stock-based awards as determined by the Compensation Committee. Under the 2002 Plan, 298 Participants received stock option grants in 2003, 57 received restricted stock grants and 26 received restricted stock units.

AWARDS

         The 2002 Plan provides for the award of incentive stock options, non-qualified stock options, restricted stock awards, stock appreciation rights, performance awards, dividend equivalents, other stock units and cash, as set forth in the 2002 Plan.

SECURITIES SUBJECT TO THE 2002 PLAN

         Currently, the number of shares of common stock that may be issued under the 2002 Plan may not exceed 2,000,000 (subject to adjustment in the case of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, share exchange, consolidation, distribution of assets, or other change in the corporate structure or shares of the Company). As of March 25, 2004, the number of shares remaining available for issuance was 174,905 and the Company is proposing to raise the number of shares that may be issued from 2,000,000 to 3,750,000.

         The number of restricted shares awarded under the 2002 Plan may not exceed 3% of the total number of shares of common stock outstanding at the time of any award of restricted shares. The proposed amendment would make this limitation applicable to stock units as well. No individual may receive more than 300,000 shares, stock options or stock appreciation rights in any given calendar year. The proposed amendment also makes this limitation applicable to stock units. If any grant made under the 2002 Plan expires, is forfeited or is otherwise terminated or canceled, the shares of common stock subject to that grant will again be available for grant unless the shares would not be deemed available for future grants pursuant to Rule 16b-3 of the Securities and Exchange Commission ("Rule 16b-3").

         The closing price of the common stock on the NYSE on March 24, 2002 was $36.30.

STOCK OPTIONS

         The 2002 Plan authorizes grants of non-qualified stock options or incentive stock options ("ISOs") to participants from time to time as determined by the Compensation Committee. All stock options will have an exercise price that is not less than the fair market value of the common stock on the date the option is granted, and none may be exercised more than ten years from the date of grant. The Compensation Committee may establish dates on which installment portions of an option may be exercised during its term, and may accelerate the time at which installment portions of an outstanding option may be exercised. It may also establish performance requirements that must be met in order for a portion or all of an option to become exercisable. In the event of a change in control of the Company (as defined in the 2002 Plan), all outstanding stock options will automatically become exercisable.

         Grants of ISOs will be subject to certain additional restrictions imposed by law, which may be amended from time to time. The present restrictions require that the aggregate fair market value (as defined in the 2002 Plan) of shares of common stock with respect to which all ISOs first become exercisable by any participant in any calendar year not exceed $100,000 in order to be treated as ISOs. Also, the exercise price of any ISO granted to a participant who owns more than 10% of the voting power of the stock of the Company may not be less than 110% of the fair market value of the common stock on the grant date and the term of any such option may not exceed five years. Finally, ISOs may not be transferable other than by will or the laws of descent and distribution.

         The 2002 Plan permits the Compensation Committee to authorize the transfer of non-qualified stock options to family members, family trusts, partnerships and limited liability companies, to charitable or non-profit entities, and to such other persons as the Compensation Committee may specifically approve.

         Payment for shares received upon exercise of a stock option may be made in cash, shares of common stock, or a combination of cash and shares.

GRANTS TO DIRECTORS

         The 2002 Plan currently provides for the grant each year of an option exercisable for shares of common stock to each person who is a non-employee Director immediately following the Company's Annual Meeting or who becomes a non-employee Director within six months after such Annual Meeting. The number of shares covered by the option is determined by the Compensation Committee. In 2003, the Compensation Committee authorized a grant with a present value equivalent of $60,000 on the date of grant. The grants are made each year immediately following the Annual Meeting or within six months with respect to Directors who become eligible within that period. The exercise price will be the fair market value on the date of grant. The term of each option will be ten years from date of grant, unless the Director is no longer serving on the Board of Directors, in which case the option will terminate at the earlier of ten years or five years from his or her ceasing to be a Director. These options will become exercisable over four years, unless accelerated sooner in the event of a change in control (as defined in the 2002 Plan). One year from the date of grant, 25% of the options become exercisable and on each subsequent anniversary of the grant an additional 25% of the options become exercisable. All Director options will become exercisable in the event of a change in control (as defined in the 2002 Plan).

         The Compensation Committee may also make other grants of stock options to non - employee Directors on terms and conditions that it establishes. The 2002 Plan does not provide for the award to Directors of any stock-based compensation or incentive other than options.

         The proposed amendment would retain the feature of an annual stock-based grant, but would not limit the form of award to stock options. Any of the other stock-based awards provided for under the 2002 Plan could also be used. The proposed amendment would also eliminate the specified vesting schedule and leave the terms of each grant to the discretion of the Compensation Committee, subject to any other provisions of the 2002 Plan regarding vesting and lapse of restrictions.

SHARE AWARDS

         Shares of common stock may be awarded to participants from time to time as determined by the Compensation Committee, provided that the number of restricted shares awarded under the 2002 Plan may not exceed 3% of the total number of shares outstanding at the time of any such award. The Compensation Committee will determine the restrictions, if any, on such shares, the duration of such restrictions, and any circumstance under which restricted shares will be forfeited. The Compensation Committee may determine that restrictions will lapse on the basis of time or the achievement of specific performance goals set out in the 2002 Plan. The duration of the restriction on time-vesting shares may not be less than three years and the duration for performance-vesting shares may not be less than one year. Participants may be required to deposit shares with the Company during the period of any restriction and, except as otherwise provided by the Compensation Committee, during any period of restriction participants will have all of the rights of a holder of common stock, including the rights to receive dividends and to vote. All restrictions on shares granted shall lapse upon a change in control (as defined in the 2002 Plan) and, except as otherwise determined by the Compensation Committee, on the termination of a grantee's employment due to death or disability. Except as otherwise provided by the Committee, on termination of employment for any other reason, unvested shares will be forfeited.

STOCK APPRECIATION RIGHTS

         The Compensation Committee may grant stock appreciation rights, entitling the grantee to receive, in cash or stock, value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of stock at the time of exercise, over (b) an exercise price established by the Committee that may not be less than 100% of the fair market value of the common stock on the date of grant. The stock appreciation rights become exercisable in accordance with terms and conditions established by the Compensation Committee. All stock appreciation rights will become exercisable upon a change in control (as defined in the 2002 Plan).

STOCK UNITS

         The 2002 Plan currently contemplates that stock units may be issued, but does not provide any criteria with respect to them. The proposed amendment would add a provision addressing stock units. That provision would state that a stock unit is a bookkeeping entry which is not a share of common stock, but which represents a right to receive one share of common stock upon the satisfaction of the applicable vesting or deferral period. The Compensation Committee may also impose performance measures as a condition to the vesting of the stock units. The amendment would also subject stock units to the same percentage limitation as restricted shares and the same yearly limit per person as restricted shares, options and stock appreciation rights.

TERM

         The 2002 Plan will terminate on May 23, 2012, unless the Board of Directors decides to terminate it at an earlier date. Termination of the 2002 Plan will not affect grants made prior to termination, but no grants may be made after termination.

ADMINISTRATION; AMENDMENT

         The 2002 Plan is administered by the Compensation Committee of the Board of Directors, which is composed of two or more Directors who are (i) "non-employee directors," as defined in Rule 16b-3 and (ii) "outside directors," as defined in Section 162(m) of the Code. The proposed amendment will also require that the members of the Compensation Committee meet the independence requirements of the applicable stock exchange. Subject to the terms of the 2002 Plan, and to such approvals and other authority as the Board of Directors may reserve to itself from time to time, the Compensation Committee has the authority to (i) select employees to participate in the 2002 Plan, (ii) determine the terms, conditions (including the exercise prices and terms of any options or other grants) and restrictions, if any, subject to which grants are made, (iii) modify, extend or renew outstanding grants, accept the surrender of outstanding grants and substitute new grants, except that neither the Board of Directors nor the Compensation Committee has the authority to reprice any stock option granted under the 2002 Plan or to accept the surrender of an outstanding option in consideration for the issuance of a new option with a lower exercise price unless such repricing or issuance has previously been approved by the Company's stockholders, (iv) construe and interpret the 2002 Plan, and (v) adopt, amend, or rescind such rules and regulations, and make such other determinations for carrying out the 2002 Plan as the Compensation Committee deems necessary or appropriate.

         The Board of Directors, without further approval of the stockholders, may amend the 2002 Plan, except that approval of the stockholders will be obtained if such approval is required by Rule 16b-3 or the rules of the New York Stock Exchange, if an amendment would change the provisions of the 2002 Plan requiring stockholder approval for the repricing of any option or if an amendment would make other material changes.

         The Compensation Committee has authority to amend any outstanding grant, provided that the Compensation Committee may not modify an outstanding grant if it would constitute a repricing or, if such modification would materially adversely affect such grant, without the consent of the grantee.

FEDERAL INCOME TAX EFFECTS

         Counsel has provided the Company with the following brief summary of the Federal income tax consequences under the Code as currently in effect, with respect to (i) incentive stock options, (ii) non-qualified stock options, (iii) restricted stock awards, (iv) stock appreciation rights and (v) stock units.

         (i) Incentive Stock Options. No taxable income is realized by the option holder on either the grant or exercise of an incentive stock option. If there is no disposition of the option shares until more than two years after the option is granted and more than one year after the option is exercised, the gain or loss realized by the option holder on the sale of the shares (which will be the difference between the sale price and the option exercise price) will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction because of the grant or exercise of the option. If the option shares are disposed of in a sale, exchange, gift or other "disqualifying disposition" prior to the expiration of the two-years-from-grant/one-year-from-exercise holding period, generally (a) the option holder will realize taxable ordinary income in the year of the disposition in an amount equal to the excess (if any) of the fair market value of the shares at the time of the exercise of the option over the option price (except that, if the disposition is a sale or exchange of the type on which a loss, if sustained, would be recognized to the option holder, ordinary income would be realized by the option holder in an amount equal to only the gain realized on the sale or exchange if the gain is less than the excess) and would realize capital gain on the balance of a gain, and (b) the Company would be entitled to a deduction for the year of the disposition in the amount of the ordinary income realized by the option holder. Although the exercise of an incentive stock option will not produce ordinary taxable income to the option holder, it will produce an increase in the option holder's alternative minimum taxable income.

         (ii) Non-Qualified Options. No taxable income is realized by the option holder upon the grant of a non-qualified option. On exercise, the excess of the fair market value of the shares at the time of exercise over the option price of such shares would be treated as compensation. Any amounts treated as compensation (a) would be taxable at ordinary income tax rates in the year of exercise, (b) would be subject to withholding for Federal income tax purposes, and (c) generally would be an allowable income tax deduction to the Company. The option holder's tax basis for shares acquired upon exercise of a non-qualified option would be equal to the option price paid for the shares plus any amounts treated as compensation. If an option holder were to hold shares acquired pursuant to the exercise of a non-qualified option for more than one year after the exercise of such option and then were to sell such shares for more than their basis, the option holder would generally be entitled to long-term capital gain treatment on the difference.

         (iii) Restricted Stock Awards. No income is realized by an employee in connection with the grant of a restricted stock award. When the restrictions lapse, the employee will be required to include as taxable ordinary income the fair market value of the shares at the time the restrictions lapse in excess of the price paid for the stock (if any). The Company is entitled to a deduction for Federal income tax purposes equal to the amount included in the employee's income. The employee's basis in the stock will be the amount included in income plus the price paid for the stock (if any), and his or her holding period will begin when the restrictions lapse. Subsequent gain or loss on the sale of the shares will be long-term or short-term gain or loss, depending on how long the shares are held. An employee may, by making a Section 83(b) election within 30 days after the grant of the stock, choose to recognize income at the time of the grant in an amount equal to the fair market value of the shares at that time. If such an election is made, any appreciation in the stock value after the grant date will, if the stock is held long enough, be eligible for long-term capital gain treatment on the subsequent sale of the stock. However, if the stock is forfeited later, the loss deduction allowable is limited to the price paid for the stock (if any) minus any amounts received upon such forfeiture.

         (iv) Stock Appreciation Rights. No income is realized by an employee in connection with the grant of a stock appreciation right. When the employee receives either cash or stock in satisfaction of the stock appreciation right, the amount of cash or the fair market value of the stock will be taxable as ordinary income. Any amounts treated as compensation (a) will be taxable at ordinary income tax rates in the year of receipt of the cash or stock, (b) will be subject to withholding for Federal income tax purposes, and (c) generally will be an allowable income tax deduction to the Company. Any stock received will have a basis equal to its fair market value on the date the stock appreciation right is satisfied and a holding period which begins to run on that date. Subsequent gain or loss on the sale of such shares will be long-term or short-term capital gain or loss depending on how long the shares are held.

         (v) Stock Units. No income is realized by an employee in connection with the grant of a stock unit. When the employee receives stock at the end of the applicable vesting or deferral period in satisfaction of the stock unit, the fair market value of the stock will be taxable as ordinary income. Any amounts treated as compensation (a) will be taxable at ordinary income tax rates in the year of receipt of the stock,
                  (b) will be subject to withholding for Federal income tax purposes, and (c) generally will be an allowable income tax deduction to the Company. Any stock received will have a basis equal to its fair market value on the date the stock unit is satisfied and a holding period which begins to run on that date. Subsequent gain or loss on the sale of such shares will be long-term or short-term capital gain or loss depending on how long the shares are held.

         (vi) Payment of Withholding Taxes. The Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any federal, state and local withholding tax requirements. The Compensation Committee may permit a participant to satisfy a tax withholding requirement on exercise of an option by delivery to the Company of shares of common stock owned by the participant, including shares the participant is entitled to receive upon exercise of an option.

         (vii) Code Section 162(m). The Compensation Committee has reviewed the 2002 Plan with respect to Section 162(m) of the Code, which limits the tax deduction available for compensation paid to the Company's five most highly-compensated individuals in excess of $1,000,000. To the extent that awards under it to designated executives qualify as "performance-based" compensation, that compensation is excluded from the Section 162(m) cap on deductibility. Compensation related to stock options and stock appreciation rights issued under the 2002 Plan is expected to be fully deductible as performance-based. Restricted stock awards and units may not be deemed performance-based within the meaning of the rule and, depending on an officer's level of compensation when the stock or stock unit vests, may not be fully deductible.

         (viii) Other. To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and the Company's deduction with respect to the associated compensation expense may be disallowed in whole or in part.

         The foregoing discussion summarizes the Federal income tax consequences of the 2002 Plan based on current provisions of the Code, which are subject to change.

         Future awards that will be made under the 2002 Plan are not presently determinable. The following table shows the awards that have been granted under the 2002 Plan from January 1 through March 25, 2004. The options were awarded at the fair market value on the date of grant.

                                NEW PLAN BENEFITS

                             2002 OMNIBUS STOCK PLAN

                                                      Number of Shares of
      Name and Position          Number of Options      Restricted Stock     Dollar Value (1)
-----------------------------    -----------------    -------------------    ----------------
Michael R. Young                            0                     0             $        0
Chief Executive Officer

C. David Myers                         45,000                35,000              1,873,188
President

Thomas F. Huntington                    7,500                 4,500                262,099
Vice President  and President
Unitary Products Group

Kam Son Leong                           7,500                 4,500                262,099
Vice President and President
Asia Pacific

Peter C. Spellar                        7,000                 5,000                274,685
Vice President and President
Europe, Middle East, Africa

Executive Officers as a               112,600                80,000              4,402,398
Group, including those named
above

Non-Executive Director Group                0                     0                      0

Non-Executive Officer                 519,000                71,400              9,119,182
Employee Group

(1) The dollar value of the options granted is based on the Black Scholes formula and the dollar value of the restricted stock is based on the closing price of the stock on the date of grant (net of the purchase price paid by the officer).

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2002 OMNIBUS STOCK PLAN.

                                  PROPOSAL FOUR
           APPROVAL OF AMENDMENT TO THE YORK INTERNATIONAL CORPORATION
                        2002 INCENTIVE COMPENSATION PLAN

INTRODUCTION

         The Board of Directors has approved and recommends that the stockholders approve an amendment to the York International Corporation 2002 Incentive Compensation Plan (the "2002 ICP"). The goal of the 2002 ICP is to provide certain management and key employees who are in a position with the Company or its subsidiaries to contribute materially to the success and profitability of the Company an incentive and reward for doing so. The purpose of the 2002 ICP is to (i) attract, retain and motivate a high caliber management team, (ii) further the Company's business strategies and support effective management decisions, and (iii) effectively balance short-and mid-term compensation in order to encourage focus on both short and longer term objectives. The 2002 ICP was approved by the Company's stockholders in 2002.

         The 2002 ICP consists of an annual incentive program (the "Annual Program") and a mid-term incentive program (the "Mid-Term Program") based on rolling three-year periods (each, a "Measurement Period"). Awards under the 2002 ICP are based upon the achievement of certain performance objectives, developed through the Company's business planning process and approved by the Compensation Committee of the Board at the beginning of each fiscal year for the Annual Program and each Measurement Period for the Mid-Term Program. Awards under the 2002 ICP are intended to qualify as "performance-based" compensation within the meaning of Section 162(m) of the Code. Section 162(m) of the Code limits the deductibility of compensation paid to the Company's Chief Executive Officer and each of the next four most highly compensated officers unless such compensation is "performance-based."

         The proposed amendment would:

                  - permit recipients of an incentive award under the 2002 ICP to defer part or all of that award into the Company's Management Stock Purchase Plan

                  - provide that the Compensation Committee may, in its discretion, pay both annual and mid-term incentive awards in cash, in stock or in a combination of cash and stock

A copy of the 2002 ICP, as proposed to be amended and restated, can be found at Appendix D. The summary of the 2002 ICP (including the changes that would be made by the proposed amendment) that appears below is qualified by reference to the full text of the 2002 ICP.

ELIGIBILITY

         Any individual who is the CEO of the Company or is among the next four highest compensated officers and any other management or key employee recommended by the Company's management and approved by the Compensation Committee of the Board of Directors may participate in the 2002 ICP (each, a "Participant" and collectively, the "Participants"). As of the Record Date, approximately 347 employees met the criteria for the Annual Program and approximately 62 employees met the criteria for the Mid-Term Program.

ADMINISTRATION

         The 2002 ICP is administered by the Compensation Committee, which is composed of two or more Directors who are (i) "disinterested persons," as defined in Rule 16b-3 of the Securities and Exchange Commission and (ii) "outside directors" as defined in the applicable regulations under Section 162(m) of the Code. The proposed amendment would add the requirement that all members of the Compensation Committee also meet the independence standards of the applicable stock exchange. Subject to the terms of the 2002 ICP, the Compensation Committee has the authority to (i) approve the selection of the participants in the 2002 ICP, (ii) approve the determination of the performance measures for each participant under the 2002 ICP, (iii) certify the degree of achievement of the annual and mid-term performance objectives (the "Annual Performance Objectives" and "Mid-Term

Performance Objectives", respectively) and (iv) authorize the payment to each participant of his or her annual incentive award (the "Annual Award") and mid-term incentive award (the "Mid-Term Award"). The Compensation Committee does not have discretion to modify the terms of the Annual Award or Mid-Term Award once established, except that the Compensation Committee may reduce the payout under any award if, in its judgment, the amount of such payout does not reflect the design intentions of the 2002 ICP.

         The Board of Directors or the Compensation Committee may amend or terminate the 2002 ICP without further approval by the stockholders, so long as the termination or amendment does not, without the consent of a participant, affect a participant's rights with respect to awards previously granted. However, no amendment that would require stockholder approval under Section 162(m) of the Code may be made without such approval. No outstanding award may be amended in a manner inconsistent with the 2002 ICP.

PLAN AWARDS

Annual Program

         Annual Awards are determined in accordance with pre-established Annual Performance Objectives developed through the Company's business planning process and approved by the Compensation Committee. The Annual Performance Objectives will be composed of one or more of the following: fully diluted earnings per share, Corporate or Division earnings before interest and taxes (with or without a pro forma charge for the cost of capital) in absolute dollars or as a percentage of sales, revenue, sales, profit after tax, gross profit, operating profit, unit volume, return on equity, changes in working capital, return on capital, cash flow, total shareholder return, return on net capital employed, average net capital as a percent of sales, manufacturing efficiency, new product development project milestone dates, information technology systems implementation project milestone dates, cost of quality, purchase price variance or, for Participants other than the five most highly compensated executive officers, other objectively measurable goals approved by the Compensation Committee.

         Each Participant's individual potential bonus level will be based on several factors, including market competitive data, job responsibilities, the aggressiveness of a financial target relative to prior year performance and other economic factors. At the end of the Company's fiscal year, the Compensation Committee will approve the payment to each Participant of his or her Annual Award, if any, based on the achievement of the Annual Performance Objectives for the fiscal year. The maximum annual amount payable to a Participant under the Annual Program is $4 million. The 2002 ICP currently provides that the payment of the Annual Award will be in cash, except that, any award in excess of 150% of a Participant's then current salary may be paid in the Company's common stock or in a combination of cash and common stock, in the discretion of the Compensation Committee. The proposed amendment would permit the Compensation Committee, in its discretion, to make payments in cash, stock or a combination of cash and stock. The proposed amendment also provides that the Participant may defer a portion or all of the Annual Award into the Company's Management Stock Purchase Plan.

Mid-Term Program

         The Mid-Term Program will cover successive Measurement Periods. The Mid-Term Performance Objectives applicable to each Measurement Period will be composed of one or more of the following: cumulative earnings per share over a specified period, fully diluted earnings per share, Corporate or Division earnings before interest and taxes (with or without a pro forma charge for the cost of capital) in absolute dollars or as a percentage of sales, revenue, sales, profit after tax, gross profit, operating profit, unit volume, return on equity, changes in working capital, Corporate or Division return on net capital employed, cash flow, total shareholder return, total return to shareholders as compared to a relevant index of publicly traded companies as approved by the Compensation Committee or, for Participants other than the five most highly compensated executive officers, other objectively measurable goals approved by the Compensation Committee.

         Each Participant's individual potential bonus level will be based on several factors, including market competitive data, job responsibilities, the aggressiveness of a financial target relative to prior year performance and other economic factors. The amount of the Mid-Term Award earned, if any, will be based on the degree to which the pre-determined Mid-Term Performance Objectives for the Measurement Period are achieved.

         At the end of the Measurement Period, the Compensation Committee will approve the payment to each Participant of the amount of his or her Mid-Term Award earned, if any. The maximum amount payable to a Participant under the Mid-Term Program for any Measurement Period is $3 million. The 2002 ICP currently provides that the payment of the Mid-Term Award will be in cash, except that any award in excess of 100% of a Participant's then current salary may be paid in the Company's common stock or in a combination of cash and common stock, in the discretion of the Compensation Committee. The proposed amendment would permit the Compensation Committee, in its discretion, to make payments in cash, stock or a combination of cash and stock. The proposed amendment also provides that the Participant may defer a portion or all of the Mid-Term Award into the Company's Management Stock Purchase Plan.

2004 Awards

         On January 28, 2004, the Compensation Committee approved Annual Performance Objectives for 2004 and directly related threshold, target and overachievement bonus levels for the Participants in the Annual Program. For the five most highly compensated executive officers, the objectives include two or more of the following: earnings per share, cash flow, average net capital employed as a percent of sales and EBIT dollars. The table below shows the approximate amounts that will be earned at the target bonus level, based on current base salaries:

                                NEW PLAN BENEFITS

                                 ANNUAL PROGRAM

           Name and Position              Dollar Value
-------------------------------------------------------
          Michael R. Young              $    535,600(1)
   President and Chief Executive
            Officer

      C. David Myers                         630,000
            President

        Thomas F. Huntington                 200,700
Vice President and President Unitary
          Products Group

          Kam Son Leong                      200,700
Vice President and President Asia
            Pacific

         Peter C. Spellar                    232,000
Vice President and President Europe,
         Middle East, Africa

Executive Officers as a group,             2,808,630
including those named above

Non-Executive Director Group                       0

Non-Executive Officer Employee Group       8,955,004

(1) The award for Mr. Young will be pro-rated based on his retirement date of February 9, 2004.

         The Compensation Committee has also approved Mid-Term Performance Objectives for the three-year period from 2004 through 2006 based on earnings per share and return on net capital employed and directly related threshold, target and overachievement bonus levels for the Participants in the Mid-Term Program. The approximate amounts that will be earned at the target bonus level, based on current salaries, if the Mid-Term Performance Objectives are met at the end of the Measurement Period by the individuals named in the Summary Compensation Table, all executive officers as a group, and all other employees as a group is set forth in the following table:

                                NEW PLAN BENEFITS

                                MID-TERM PROGRAM

           Name and Position            Dollar Value
------------------------------------    ------------
Michael R. Young                        $    824,000(1)
Chief Executive Officer

C. David Myers                               700,000
President

Thomas Huntington                            321,120
Vice President and President Unitary
Products Group

Kam Son Leong                                321,120
Vice President and President Asia
Pacific

Peter C. Spellar                             371,200
Vice President and President
Europe, Middle East, Asia

Executive Officers as a group,             4,025,160
including those named above

Non-Executive Director Group                       0

Non-Executive Officer Employee Group       3,765,163

         (1) The award for Mr. Young will be pro-rated based on his retirement date of February 9, 2004.

                                 TRANSFERABILITY

         No right under the 2002 ICP is subject to anticipation, sale, assignment, encumbrance or transfer other than by will or the laws of intestate succession.

                            TERMINATION OF EMPLOYMENT

         Except as described below, a Participant must remain employed by the Company until the last day of the fiscal year to receive an Annual Award, if any, or until the end of an applicable Measurement Period to receive a Mid-Term Award, if any. If a Participant voluntarily terminates his or her employment with the Company or is terminated for Cause (as defined in the 2002 ICP) before such dates, all rights to the Annual Award or Mid-Term Award will be forfeited.

         If a Participant dies, incurs a disability, retires or is terminated other than for Cause, such Participant will be entitled to a pro-rated Annual Award or Mid-Term Award. Pro-rated awards are payable at the same time as those paid to other Participants receiving full awards.

CHANGE IN CONTROL

         In the event of a Change in Control (as defined in the 2002 ICP) the 2002 ICP will automatically terminate and each Participant's achievement of the objectives required to receive an Annual Award and Mid-Term Award under the 2002 ICP will be measured as of the end of the fiscal month immediately preceding the date of the Change in Control.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2002 ICP.

                                  PROPOSAL FIVE

                             INDEPENDENT ACCOUNTANTS

         The Audit Committee of the Board of Directors of the Company has selected and the Board of Directors recommends the ratification of the appointment of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2004.

         Representatives of KPMG LLP are expected to be present at the meeting. They will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT
                        OF THE INDEPENDENT ACCOUNTANTS.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors is composed of three Directors who meet the New York Stock Exchange standards for independence and operates under a written charter that was first adopted by the Board in May 2000 and was most recently revised and re-approved by the Board in March 2004. The Charter of the Audit Committee is attached as Appendix A.

         The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. It selects and retains, subject to stockholder ratification, the Company's independent accountants. Management is responsible for the Company's internal controls and the financial reporting process and management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on the conformity of the financial statements to accounting principles generally accepted in the United States. The Committee's responsibility is to monitor and oversee these processes.

         The Committee held twelve meetings in 2003. The Committee met with and held discussions with management and KPMG LLP, the Company's independent auditors. The Committee reviewed and discussed the Company's audited financial statements with both. The Committee also met with the Company's internal auditors. The Committee discussed with KPMG LLP the firm's independence and received a written disclosure from KPMG relating to their professional services. The Committee considered whether the independent auditors' provision of non-audit services to the Company is compatible with maintaining the auditors' independence. The Committee also reviewed with KPMG the matters required to be communicated under Statement on Auditing Standards No. 61 concerning their evaluation of the Company's internal controls and the overall quality of the Company's accounting and financial reporting.

         Based on these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

The Audit Committee

Donald M. Roberts, Chairman
Robert F.B. Logan
James A. Urry

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

KPMG LLP has been the independent accounting firm that audits the financial statements of the Company and its subsidiaries. In accordance with standing policy, KPMG LLP periodically changes their personnel who work on the audit.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2003 and 2002, and fees billed for other services rendered by KPMG LLP.

                          2003           2002
Audit Fees            $ 4,851,000    $ 3,925,000

Audit-related Fees        587,000        904,000

Tax Fees                1,743,000      1,077,000

Other Fees                 66,000        133,000

Audit fees include statutory audits at certain locations outside the United States.

Audit-related fees are primarily for Sarbanes-Oxley advisory services, audits of employee benefit plans and, in 2002, internal audit services prior to the transition of these services to another provider in connection with the SEC's rules on auditor independence.

Tax fees for 2003 relate to various tax consultations and tax compliance services performed primarily in connection with the Company's restructuring and strategic initiatives. Tax fees for 2002 relate primarily to research and development credit studies, expatriate services, a warranty study and business incentive programs.

Other fees for 2003 consist primarily of a fee for the license of software in connection with the Company's Sarbanes-Oxley Section 404 initiatives.

The Audit Committee reviews summaries of services provided by KPMG LLP and the related fees, and has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP.

The Audit Committee has a pre-approval policy concerning fees of the independent auditor. In the beginning of each fiscal year, the Committee retains the independent auditor to audit the Company's financial statements and approves the associated fee. The Committee also reviews known potential engagements and the proposed fees and approves or rejects each service. At subsequent Committee meetings, the Committee will receive updates on the services actually provided by the independent auditor and management may present additional services for approval. The Committee has delegated to the Chairman of the Committee the authority to evaluate and approve engagements of behalf of the Committee in the event that a need arises for pre-approval between Committee meetings. If the Chairman approves any such engagements, he reports the approval to the full Committee at its next meeting.

                                 OTHER BUSINESS

         As of the date of this proxy statement, the Company does not intend to bring any other matters before the 2004 Annual Meeting requiring action of the stockholders, nor does it have any information that other matters will be brought before the meeting. However, if any other matters requiring the vote of the stockholders properly come before the 2004 Annual Meeting, it is the intention of the proxy committee to vote the proxy in accordance with its best judgment.

                                                JANE G. DAVIS
                                                Vice President, Secretary and
                                                General Counsel

April 6, 2004

                                                                      APPENDIX A

                         YORK INTERNATIONAL CORPORATION
            Charter of the Audit Committee of the Board of Directors

                              Adopted May 25, 2000

                             Revised March 24, 2004

Purpose

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of York International Corporation (the "Company") shall assist Board oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence and the performance of the Company's independent audit function and independent auditors. The Committee shall prepare the Audit Committee Report required by the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement. Management of the Company is responsible for the Company's financial statements, for establishing and maintaining the related systems of internal control and for the Company's compliance with applicable laws and regulations.

Structure and Membership

The Board shall determine the size and composition of the Committee in accordance with the applicable rules of the New York Stock Exchange, the Commission and other applicable regulatory authorities, but the Committee shall have no fewer than three members. All of the members of the Committee shall be independent Directors, as defined in the Sarbanes-Oxley Act, the rules of the Securities and Exchange Commission and the rules of the New York Stock Exchange, be independent of management and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment. Each member of the Committee shall be financially literate and one member of the Committee shall have accounting or related financial management expertise, as determined by the Board. No member of the Committee shall simultaneously serve on the audit committee of more than two public companies, excluding the Company, unless the Board finds that such service will not impair the ability of the member to serve effectively on the Committee. No member of the Committee shall receive any compensation from the Company other than fees for serving as a Director or member or chair of a committee of the Board.

Meetings

The Committee shall meet not less than four times each year. The Committee may invite to its meetings or meet privately with others, including representatives of the Company's internal audit function, independent auditors, outside counsel and operating and financial management of the Company. The Committee shall regularly report its activities to the Board.

Retention of Auditors and Advisors

The Committee shall have the sole authority to retain and terminate the Company's independent auditors (subject to stockholder approval, if required or sought) and any outside firm providing internal audit services. The Committee is required to review and concur in the appointment, replacement, reassignment or dismissal of the Director of Internal Audit. The Committee shall have the sole authority to approve all audit engagement fees and terms and any significant non-audit engagements with the independent auditors. The Committee shall also have the authority to retain attorneys or such other advisors as it may deem appropriate. The Company shall provide sufficient funding for the payment of auditors and other advisors retained by the Committee.

Activities

In performing its responsibilities, the Committee shall:

- Retain, oversee, evaluate replace and determine the compensation of the Company's independent auditors and any firm providing internal audit services

- Review and discuss with the independent auditors their annual audit plan, and any changes thereto reported to the Committee

- Meet with the independent auditors and operating and financial management of the Company to review matters relating to the annual audit of the Company's financial statements

- Review the Company's annual audited financial statements and quarterly financial statements with management of the Company and the independent auditors, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations, and discuss with the independent auditors (1) the matters required to be communicated by Statement on Auditing Standards No. 61, Communication with Audit Committees, and (2) the auditors' independence, and based on such review and discussions, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report to be filed on Form 10-K with the Commission

- Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies

-    Discuss policies with respect to risk assessment and risk management

- Review letters to management of the Company prepared by the independent auditors relating to internal control and financial and accounting matters, and any responses thereto prepared by management of the Company

- Review and discuss with the independent auditors and management of the Company the information prepared by the independent auditors and included pursuant to applicable professional and regulatory requirements, including Statement on Auditing Standards No. 61, Communication with Audit Committees, and pronouncements of the Independence Standards Board, and consider, after appropriate dialogue, the effect on the independence and objectivity of the independent auditors of any relationships between the Company or its management and the independent auditors, and of any other services provided by the independent auditors

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-    Review and discuss with the independent auditors and management of the
     Company any reports prepared by the independent auditors relating to other procedures completed by the independent auditors

- Meet separately, at least quarterly, with appropriate representatives of management and of the independent auditors and internal auditors to consider any matters raised by them, including any audit problems or difficulties and management's response

- Meet separately with the independent auditors to (1) make clear to them that they are accountable to the Committee as a committee of the Board and
     (2) discuss the independent auditors' judgments about the quality of the Company's accounting principles

- Periodically review and consider the internal audit long range and annual audit plans

- Review periodic reports provided by internal audit setting forth its progress toward completion of the annual internal audit plan, any significant deviations from or changes to the annual internal audit plan reported to the Committee, the results of internal audit procedures completed and reported to the Committee, and any other matters brought to the attention of the Committee by the internal auditors, and any responses of management of the Company to internal audit reports and recommendations

- Review periodic reports prepared by the Company's General Counsel concerning compliance with the Company's ethical policies and standards, and applicable laws and regulations

- Consider other matters and undertake activities, including engagement of outside advisors, from time to time which the Committee believes appropriate to meeting its responsibility to oversee the financial reporting of the Company and the related financial and accounting control systems of the Company

- Prepare an annual report of the Committee for inclusion in the Company's annual proxy statement as required by the rules of the Commission

- Review annual affirmations provided to the New York Stock Exchange (the "Exchange") pursuant to its regulations relating to compliance with rules established by the Exchange with respect to the composition of the Committee and the qualifications of members of the Committee

- Consider annually the adequacy of this Charter, and submit to the Board for adoption any changes to the Charter deemed appropriate in the circumstances

- Establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters

- Resolve disagreements between management and the auditors regarding financial reporting

- At least annually, obtain and review a report by the independent auditor describing (1) the firm's internal quality control procedures; (2) any material issues raised by the most recent internal quality-

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     control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues; and (3) all relationships between the independent auditor and the Company

- Establish hiring policies for employees or former employees of the independent auditors

- Undertake an annual review and evaluation of the Committee's performance. The Committee shall conduct such review and evaluation in such manner as it deems appropriate.

Communications

The Committee shall make clear to the independent auditors, the internal auditors, and management and employees of the Company that, whenever matters come to their attention which they believe should be urgently communicated to the Committee, such matters should be communicated immediately to the Chair of the Committee. When any member of the Committee learns of information he or she believes should be communicated to the Board, he or she shall promptly notify the Chair of the Committee.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits in accordance with generally accepted auditing standards or to determine that the Company's financial statements and disclosures are complete and accurate and are prepared in accordance with generally accepted accounting principles. The independent auditor is responsible for planning and conducting such audits, and management of the Company is responsible for preparing the Company's financial statements in accordance with generally accepted accounting principles and ensuring that disclosures are complete and accurate. It is the duty of management and not of the Committee to assure compliance with laws and regulations and the Company's Employee Code of Conduct.

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                                                                      APPENDIX B

                             AMENDMENT NO. 5 TO THE
                         YORK INTERNATIONAL CORPORATION
                        1992 EMPLOYEE STOCK PURCHASE PLAN

         On behalf of York International Corporation (the "Company"), the Board of Directors of the Company (the "Board") at its meeting on March 25, 2004, pursuant to the authority granted it under Section 13 of the York International Corporation 1992 Employee Stock Purchase Plan (the "Plan"), resolved to amend the Plan, subject to shareholder approval, effective May 20, 2004, as follows:

         Section 4 is hereby amended and restated in its entirety to read as follows:

                           "4.      STOCK SUBJECT TO THE PLAN

                                    The stock subject to options under the Plan
                           shall be shares of the Company's Common Stock and may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company and held as treasury stock. The aggregate amount of stock for which options may be granted under the Plan shall not exceed 3,000,000 shares, subject to adjustment in accordance with Section 12. In the event that an option granted under the Plan to any Participant is terminated unexercised as to any shares covered thereby, such shares thereafter shall be available for the granting of options under the Plan."

         In all other respects, the Plan is hereby ratified and confirmed.

                                    * * * * *

         IN WITNESS WHEREOF, the Board has caused this Amendment No. 5 to be executed under seal by its duly authorized representative.

WITNESS/ATTEST:                                 YORK INTERNATIONAL CORPORATION
                                                BOARD OF DIRECTORS

_________________________________               By: ____________________________

Print Name: _____________________               Print Name: ____________________

                                                Title: _________________________

                                                Date: May 20, 2004

43090

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                                                                      APPENDIX C

                         YORK INTERNATIONAL CORPORATION

                  AMENDED AND RESTATED 2002 OMNIBUS STOCK PLAN

1.       ESTABLISHMENT AND PURPOSE

         York International Corporation hereby establishes the YORK INTERNATIONAL CORPORATION 2002 OMNIBUS STOCK PLAN (the "Plan"). The Plan permits the grant of incentive stock options, non-statutory stock options, restricted stock awards, stock appreciation rights, performance awards, dividend equivalents and other stock units or any combination of the foregoing.

         The purpose of the Plan is to promote the growth and profitability of York International Corporation (the "Company") by (i) providing directors, certain officers and other employees of the Company and its subsidiaries with incentives to improve stockholder value and contribute to the success of the Company, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

2.       DEFINITIONS

         "Cause" means the termination of employment of an employee for (i) providing the Company with materially false representations relied upon by the Company in furnishing information to stockholders, a stock exchange or the Securities and Exchange Commission, (ii) maintaining an undisclosed, unauthorized and material conflict of interest in the discharge of duties owed to the Company, (iii) misconduct causing a serious violation by the Company of state or federal laws, (iv) theft of Company funds or assets, or (v) conviction of a crime involving moral turpitude.

         "Change in Control" shall mean

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"); provided, however, that for purposes of this subsection
(a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or
(iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and (B) of subsection (c) hereof; or

         (b) Individuals who, as of the date of the most recent amendment hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of the most recent amendment hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such

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

individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board; or

         (c) Consummation of a reorganization, merger or consolidation involving the Company or any subsidiary of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) either (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transactions owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock or (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or at the time of the action of the Board, providing for such Business Combination and (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; or

         (d)      A complete liquidation or dissolution of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

         "Disability" means the inability to perform the duties assigned by the Company to the participant by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six months.

         "Fair Market Value" of a share of the Company's Common Stock for any purpose shall mean the closing price of the Common Stock on the exchange where the Common Stock is principally traded. If the Common Stock is not traded on an exchange, but is traded in the over-the-counter market, Fair Market Value on the relevant date shall mean the last sale price reported by the National Association of Securities Dealers Automated Quotation Systems ("NASDAQ"), if the Common Stock is included in the National Market System or the average of the closing bid and asked prices reported on the preceding day on which such prices were reported. If the Common Stock is not traded on an exchange or reported by NASDAQ, the Board of Directors shall determine Fair Market Value. In the case of

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

incentive stock options, the Board's determination shall conform to the Treasury Regulations under Section 422 of the Code.

         "Retirement" means termination of employment on or after the date the participant either attains 62 years of age or attains 55 years of age and completes 5 years of service or a retirement with the approval of the Board of Directors.

         "Subsidiary" and "subsidiaries" mean only a corporation or corporations within the meaning of the definition of "subsidiary corporation" provided in
Section 424(f) of the Code, or any successor thereto of similar import.

3.       ADMINISTRATION

         The Plan shall be administered by the Compensation Committee appointed by the Board of Directors, which shall be composed of not less than two directors of the Company who are both "non-employee directors" within the meaning of Rule 16b-3 of the Securities and Exchange Commission ("Rule 16b-3") and "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) or any successor rules thereto. The Compensation Committee shall also meet the independence requirements of the applicable stock exchange or other securities self-regulatory organization.

         The Committee shall, consistent with the provisions of the Plan, be authorized to (i) select persons to participate in the Plan, (ii) determine all terms, conditions and restrictions of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) modify, extend or renew outstanding grants, accept the surrender of outstanding grants and substitute new grants, provided that no such action shall be taken with respect to any outstanding grant which would adversely affect the participant without his consent, and further provided that, except for adjustments pursuant to Section 17, neither the Board of Directors nor the Committee shall have the authority to reprice any stock option granted under this Plan or to accept the surrender of an outstanding option in consideration for the issuance of a new option with a lower exercise price unless such repricing or issuance has previously been approved by the stockholders of the Company, (iv) interpret the Plan and (v) adopt, amend, or rescind such rules and regulations for carrying out the Plan as it may deem appropriate. Subject to the overall limitation on the number of shares of Common Stock available under the Plan, the Committee may use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations. The Committee may permit the deferred delivery of any shares of Common Stock under this Plan, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Common Stock equivalents.

         Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties, including the Company, its stockholders and the participants in the Plan. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.

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

         Notwithstanding anything to the contrary herein, the Board of Directors may, in its sole discretion, at any time and from time to time resolve to administer the Plan. In such event, the term "Committee" used herein shall be deemed to mean the Board of Directors.

4.       SHARES AVAILABLE FOR THE PLAN; ANNUAL LIMIT ON GRANTS

         The shares of Common Stock with respect to which grants may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares. Subject to adjustments as provided in Section 17, as of any date the total number of shares of Common Stock with respect to which awards may be granted under the Plan shall be equal to 3,750,000 shares, provided that the number of restricted shares or stock units awarded under the Plan may not exceed 3% of the total number of shares of Common Stock outstanding at the time of any such award. Subject to adjustments as contemplated by Section 17, no person may be granted during any one calendar year: (a) more than 300,000 restricted shares, stock units, stock appreciation rights or (b) options to purchase more than 300,000 shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated or canceled as to any shares, the shares subject to such grants shall thereafter be available for further grants under the Plan unless such shares would not be deemed available for future grants pursuant to Rule 16b-3. If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed to have been granted for purposes of determining the number of shares of Common Stock available for grant under the Plan.

5.       PARTICIPATION

         Participation in the Plan shall be limited to directors, officers (including directors who are officers of the Company), and other employees of the Company and its subsidiaries who are recommended by the officers and selected by the Committee. Only directors who are not officers or employees of the Company shall be eligible to participate in Section 10 of the Plan.

         Nothing in the Plan or in any grant thereunder shall confer any right on an employee to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate an employee at any time.

         Stock options, restricted share awards, stock appreciation rights or any combination thereof may be granted to such persons and for such number of shares as the Committee shall determine, subject to the limitations in Section
4. A grant of any type made in any one year to an eligible employee shall neither guarantee nor preclude a further grant of that or any other type to such employee in that year or subsequent years.

6.       STOCK OPTIONS

         Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to eligible participants (including directors who are not officers or employees of the Company ("non-employee directors")) nonqualified stock options. Subject to the other applicable provisions of the Plan, the Company may from time to time grant to eligible

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

employee participants (but not to non-employee directors) incentive stock options as that term is defined in Section 422 of the Code. The options granted hereunder shall be subject to the following terms and conditions:

         (a) Price. The price per share payable upon the exercise of each option ("exercise price") shall not be less than 100% of the Fair Market Value of the shares on the date the option is granted. Except for adjustments pursuant to Section 17, the exercise price for any outstanding option granted under the Plan may not be decreased after the date of grant nor may an outstanding option granted under the Plan be surrendered to the Company as consideration for the grant of a new option with a lower exercise price unless previously approved by the stockholders of the Company.

         (b) Payment. Options may be exercised in whole or in part by payment of the exercise price of the shares to be acquired. Payment may be made in cash or, unless otherwise determined by the Committee, in shares of Common Stock (by either actual delivery of shares or by attestation) or a combination of cash and shares of Common Stock. The Fair Market Value of shares of Common Stock delivered on exercise of options shall be determined on the date of exercise. Shares of Common Stock delivered in payment of the exercise price may be previously owned shares acceptable to the Committee. A Participant may elect to pay the exercise price upon the exercise of an Option by authorizing a third party to sell shares of Common Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

         Unless otherwise determined by the Committee, a participant may also deliver Common Stock of the Company, including shares acquired upon exercise of the option, in satisfaction of any amount the Company is required to withhold for taxes in connection with the exercise of an option subject, if the optionee is subject to Section 16(b) of the Exchange Act, to such restrictions as may be imposed from time to time by the Securities and Exchange Commission to comply with Section 16(b). An election to deliver Common Stock to pay withholding taxes must be made on or before the date the amount of tax to be withheld is determined and once made will be irrevocable. The withholding tax obligation that may be paid by the withholding or delivery of shares may not exceed the statutory minimum withholding for federal, state and local tax obligations in connection with the exercise of the option or the sale of shares received upon exercise of the option. The Fair Market Value of the shares to be withheld or delivered will be the Fair Market Value on the date as of which the amount of tax to be withheld is determined.

         (c) Term of Options. The term during which each option may be exercised shall be determined by the Committee, provided that upon a Change in Control, all outstanding options shall automatically become immediately exercisable. In no event shall an option be exercisable more than ten years from the date it is granted. In accordance with Section 11, the Committee may, at its discretion, establish objective performance measurements that when attained provide for the option to become exercisable. Prior to the exercise of the option and delivery of the stock represented thereby, the optionee shall not have any rights to receive any dividends or be entitled to any voting rights on any stock represented by outstanding options.

         (d) Restrictions on Incentive Stock Options. The aggregate Fair Market Value (determined as of the grant date) of shares of Common Stock with respect to which all incentive stock options first become exercisable by any participant in any calendar year

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

under this or any other plan of the Company or any related or predecessor corporation of the Company or any related corporation (as defined in the applicable regulations under the Code) may not exceed $100,000 or such higher amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate fair market value shall exceed $100,000, or applicable higher amount, such options shall be treated as options which are not incentive stock options.

         The exercise price of any incentive stock option granted to a participant who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than 10% of the combined voting power of all classes of shares of the Company or any related corporation shall be not less than 110% of the Fair Market Value of the Common Stock on the grant date and the term of such option shall not exceed five years.

         Incentive stock options can only be issued to employees of the Company.

7.       RESTRICTED SHARE AWARDS

         Subject to the other applicable provisions of the Plan, the Committee may at any time and from time to time award shares of Common Stock to such participants (including non-employee directors) and in such amounts and for such consideration, as it determines. Each award of shares shall specify the applicable restrictions on such shares, the duration of such restrictions, and the time or times at which such restrictions shall lapse, or the performance measurements, in accordance with Section 11, or other objectives upon the achievement of which such restrictions shall lapse, with respect to all or a specified number of shares that are part of the award. The duration of such restrictions shall not be less than three years, except that, in the case of restricted shares with restrictions that lapse based upon performance measures established in accordance with Section 11, the duration of such restrictions shall not be less than one year. The Committee may reduce or shorten the duration of any restriction applicable to any shares awarded to any participant under the Plan only in the event of an unusual, non-recurring situation.

         Restricted shares may be issued at the time of award, subject to forfeiture if the restrictions do not lapse, or upon lapse of the restrictions. If shares are issued at the time of the award, the participant may be required to deposit the certificates with the Company during the period of any restriction thereon and to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends (or amounts equivalent to dividends) and to vote. If shares are issued upon lapse of restrictions, the Committee may provide that the participant will be entitled to receive any amounts per share pursuant to any dividend or distribution paid by the Company on its Common Stock to stockholders of record after the award and prior to the issuance of the shares.

         Except as otherwise provided by the Committee, upon termination of a grantee's employment or service due to death or Disability during any period of restriction, any restrictions on shares awarded to such grantee shall lapse. Except as otherwise provided by the Committee, on termination of a grantee's employment or service for any other reason all unvested restricted shares subject to awards made to such grantee shall be forfeited to the Company.

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

8.       STOCK APPRECIATION RIGHTS

         The Committee may grant stock appreciation rights, entitling the grantee to receive, in cash or stock, value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise; over (b) an exercise price established by the Committee that shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. Stock appreciation rights may be granted in tandem with stock options or may be freestanding. The stock appreciation rights shall be exercisable in accordance with such terms and conditions (including achievement of specified objective performance measurements, as determined under
Section 11) and during such periods as may be established by the Committee.

9.       STOCK UNITS

         The Committee may grant stock units, which represents a right to receive one share of Common Stock upon the satisfaction of the vesting period or deferral period applicable to such stock unit and upon the satisfaction of any other conditions which the Committee may impose, including the attainment of any performance measures as set forth in Section 11. A stock unit shall be a bookkeeping entry which is entered in an account on behalf of a recipient, and is not a share of Common Stock. The Committee may establish such other terms for stock units as it determines, including, by way of example, the payment of dividend equivalents, or requiring that a grantee pay for any stock units to be awarded.

10.      SPECIAL RULES APPLICABLE TO NON-EMPLOYEE DIRECTOR AWARDS

         In addition to any other stock grants made available under this plan, each non-employee director, effective as of immediately following the election of directors at the Company's annual stockholder meeting, or who became a non-employee director at any time within six months thereafter, shall be granted as of such date (or on the next day the New York Stock Exchange is open for trading) an option exercisable for such number of shares of Common Stock or restricted share awards of Common Stock or other share forms under this plan on such terms as shall be approved by the Committee.

11.      PERFORMANCE MEASUREMENTS.

         The Committee may designate whether any award being granted to any grantee is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more performance measures, to the extent required by Code section 162(m). The performance measures that may be used by the Committee for such awards shall be based on any one or more of the following, as selected by the Committee: fully diluted earnings per share, Corporate or Division earnings before interest and taxes (with or without a pro forma charge for the cost of capital) in absolute dollars or as a percentage of sales, revenue, sales, profit after tax, gross profit, operating profit, unit volume, return on equity, changes in working capital, return on capital, cash flow, total shareholder return, return on net capital employed, average net capital as a percent of sales, manufacturing efficiency, new product development project milestone dates, information technology systems implementation project milestone dates, cost of quality, and purchase price variance. For awards under this Section 11 intended to be "performance-based compensation," the grant of the awards and

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the establishment of the performance measures shall be made during the period required under Code section 162(m).

12.      WITHHOLDING OF TAXES

         The Company may permit or require, as a condition to any grant under the Plan or to the delivery of certificates for shares issued hereunder, that the grantee pay to the Company, in cash or, unless otherwise determined by the Company, in shares of Company Common Stock valued at Fair Market Value on the date as of which the withholding tax liability is determined, any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or to the delivery of shares under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such grantee to cover any such taxes. In the event of a transfer of an option pursuant to Section 14, the grantee shall remain liable for any tax required to be withheld.

13.      WRITTEN AGREEMENT

         Each person to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

14.      TRANSFERABILITY

         To the extent required to comply with Rule 16b-3 and in any event in the case of an incentive stock option, no option or restricted share award granted under the Plan shall be transferable by a participant otherwise than by will or the laws of descent and distribution, or as permitted by this Section
14. The Committee may, in its discretion, authorize all or a portion of the options granted to a participant to be transferred to:

         (a)      a member of the participant's family;

         (b) a trust or trusts for the exclusive benefit of members of the participant's family;

         (c) a family partnership, family limited partnership, or family limited liability partnership or company;

         (d) a charitable or non-profit organization, trust or foundation under Section 501(c)(3) of the Code; or

         (e) such other person or entity as the Committee may in its discretion permit.

         An option may be exercised only by the grantee thereof, his permitted transferee or his or her guardian or legal representative. Subsequent transfers of options transferred pursuant to this Section 11 shall be prohibited except those by will or the laws of descent and distribution. Following any permitted transfer, any transferred options shall continue to be subject to the same terms and conditions as were applicable immediately prior to

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transfer and such options shall be exercisable by the transferee only to the extent and for the periods that they would have been exercisable by the participant.

15.      LISTING AND REGISTRATION

         If the Company determines that the listing, registration or qualification upon any securities exchange or under any law of shares subject to any option or restricted share award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares thereunder, no such option may be exercised in whole or in part and no restrictions on such restricted share award shall lapse, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Company.

         Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933) and the applicable requirements of any securities exchange.

16.      TRANSFER OF EMPLOYEE

         Transfer of an employee from the Company to a subsidiary, from a subsidiary to the Company, and from one subsidiary to another shall not be considered a termination of employment. Nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee's right to reemployment shall no longer be guaranteed either by law or contract.

17.      ADJUSTMENTS; BUSINESS COMBINATIONS

         In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, share exchange, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments as it deems appropriate in the number and kind of shares reserved for issuance under the Plan, in the number and kind of shares covered by outstanding options, stock appreciation rights and restricted share awards made under the Plan, and in the exercise price of outstanding options and stock appreciation rights.

         In the event of any Change in Control, all outstanding options, stock appreciation rights and restricted share awards shall vest and shall be exercisable notwithstanding any restriction on vesting or exercise, at a date to be determined by the Committee not later than the effective date of the transaction.

18.      TERMINATION AND MODIFICATION OF THE PLAN

         The Board of Directors, without further approval of stockholders may modify or terminate the Plan, except that no modification shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required for continued compliance with Rule 16b-3 or the rules of the New York Stock Exchange or other applicable exchange, or if such modification would materially increase the benefits to

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participants under the Plan, materially increase the number of securities which may be issued under the Plan, or materially modify the requirements for participation in the Plan. Except with the approval of the Company's stockholders, no modification may be made to the provisions of Section 3 or
Section 6(a) concerning the repricing of any outstanding stock option. The Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Company or that may be authorized or made desirable by such laws.

19.      LIMITATION ON BENEFITS

         With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under such Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

20.      EFFECTIVE DATE; TERMINATION DATE

         The Plan is originally effective as of May 23, 2002 and is amended and restated effective May 20, 2004. Unless previously terminated, the Plan shall terminate at the close of business on May 23, 2012, ten years from the original effective date.

40874

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                                                                      APPENDIX D

                         YORK INTERNATIONAL CORPORATION
                        2002 INCENTIVE COMPENSATION PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2004)

                  The purpose of the York International Corporation 2002 Incentive Compensation Plan (the "Plan") is to give certain management and key employees who are in a position to contribute materially to the success and profitability of York International Corporation (the "Company") an incentive and reward for doing so; and to assist the Company in attracting and retaining the highest caliber of management and key employees. This will be accomplished through incentive compensation in the form of annual awards and mid-term performance awards.

         ARTICLE 1 - DEFINITIONS.

         For purposes of the Plan, the following terms shall have the meaning indicated:

                  1.1. Annual Award - the annual award granted a Participant under the Annual Program.

                  1.2 Annual Performance Objectives - the performance objectives set forth in Section 3.2 used to determine Annual Awards.

                  1.3. Annual Program - the annual program portion of the Plan set forth in Article 3. 1.4. Annual Target Bonus - the annual target bonus amount under Article 3 for a Participant for a Fiscal Year.

                  1.5. Board - The Board of Directors of York International Corporation.

                  1.6.     Change in Control - any one or more of the following:

                           (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and (B) of subsection (c) of this Section 1.6; or

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                           (b)      individuals who, as of the date hereof,
         constitute the Board (the "Incumbent Board') cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board; or

                           (c) consummation of a reorganization, merger or consolidation involving the Company or any subsidiary of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) either (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including without limitation, a corporation which as a result of such transactions owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock or (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or at the time of the action of the Board, providing for such Business Combination and (B) no person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; or

                           (d) a complete liquidation or dissolution of the Company.

                  1.7.     Code - the Internal Revenue Code of 1986, as amended.

                  1.8. Company - York International Corporation and except for purposes of Sections 1.6 and 1.13, any other company which is a subsidiary within the meaning of Section 424(f) of the Code with respect to York International Corporation.

                  1.9. Compensation Committee - the compensation committee of the Board appointed by the Board that is solely composed of two or more persons who are "outside directors" in accordance with the meaning of Treasury Regulation Section 1.162-27(e)(3), "disinterested persons" in accordance with the meaning set forth in Rule 16b-3 of the Exchange Act and meet the requirements for "independence" within the meaning of any applicable stock exchange or securities self regulatory organization rule.

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                  1.10.    Covered Employee - any individual who is, or is
         determined by the Board to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code, as amended.

                  1.11. Disability - an inability to perform the duties assigned by the Company to the Participant by reason of any medically determined physical or mental impairment which has lasted for a continuous period of more than six months.

                  1.12. Effective Date - January 1, 2002. This amendment and restatement is effective January 1, 2004.

                  1.13.    Fiscal Year - the fiscal year of the Company.

                  1.14. Management Stock Purchase Plan - the York International Corporation Management Stock Purchase Plan in effect from time to time.

                  1.15. Measurement Period - three consecutive Fiscal Years or such other period selected and established by the Compensation Committee with respect to any Mid-Term Program.

                  1.16. Mid-Term Target Bonus - the mid-term target bonus amount under Article 4 for a Participant for a Measurement Period.

                  1.17. Mid-Term Award - the award earned by a Participant under the Mid-Term Program at the end of a Measurement Period.

                  1.18. Mid-Term Performance Objectives - the performance objectives set forth in Section 4.2 used to determine Mid-Term Award.

                  1.19. Mid-Term Program - the mid-term program portion of the Plan set forth in Article 4.

                  1.20. Omnibus Stock Plan - the York International Corporation 2002 Omnibus Stock Plan, in effect from time to time.

                  1.21. Participant - an individual eligible to participate in the Plan in accordance with Article 2.

                  1.22. Plan - The York International Corporation 2002 Incentive Compensation Plan.

                  1.23. Retirement - termination of employment with the Company on or after the date the employee either attains 62 years of age or attains 55 years of age and completes 5 years of service or a retirement with the approval of the Board of Directors.

                  1.24. Termination of Employment - a termination of employment with the Company other than by reason of death, incurring a Disability, or Retirement.

                  1.25. Termination for Cause - a Termination of Employment if the employee was terminated for (i) providing the Company with materially false representations relied upon by the Company in furnishing information to shareholders, a stock exchange or the

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         Securities and Exchange Commission, (ii) maintaining an undisclosed, unauthorized and material conflict of interest in the discharge of duties owed to the Company, (iii) misconduct causing a serious violation by the Company of state or federal laws, (iv) theft of Company funds or assets, or (v) conviction of a crime involving moral turpitude.

         ARTICLE 2 - ELIGIBILITY.

                           (a) An individual shall be eligible for the Annual Program if he is (i) a Covered Employee or (ii) a management or key employee who is approved by the Compensation Committee to participate in the Annual Program for the specified Fiscal Year.

                           (b) An individual who is hired or has changed position after the beginning of the Fiscal Year shall be eligible for the Annual Program if he is a management or key employee who is approved by the Compensation Committee to participate in the Annual Program for the specified Fiscal Year. Such a Participant shall be entitled to a pro-rated Annual Cash Award as described in Section 3.3(c) for that Fiscal Year payable in the same form and at the same time as Annual Cash Awards are paid to other Participants.

                           (c) An individual shall be eligible for the Mid-Term Program if he is (i) a Covered Employee or (ii) a management or key employee who is approved by the Compensation Committee to participate in the Mid-Term Program for the specified Measurement Period. An individual who previously received an award under the Mid-Term Program, but is not currently eligible to do so will nonetheless participate in the Mid-Term Program with respect to any Mid-Term Award previously granted until such Mid-Term Award is paid out or such Mid-Term Award expires.

                           (d) An individual who is hired or has changed position after the beginning of a Measurement Period shall be eligible for the Mid-Term Program if he is a management or key employee who is approved by the Compensation Committee to participate in the Mid-Term Program for the specified Measurement Period. Such a Participant shall be entitled to a pro-rated Mid-Term Award as described in Section 4.3(c) for that Measurement Period payable in the same form and at the same time as Mid-Term Awards are paid to other Participants for that Measurement Period.

         ARTICLE 3 - ANNUAL PROGRAM.

3.1.     Annual Award Grants

                  (a) Annual Awards shall be determined in accordance with pre-established Annual Performance Objectives as described in Section
         3.2. Once established, the Compensation Committee shall not have discretion to modify the terms of the Annual Awards, except that the Compensation Committee shall have the discretion to reduce the payout under any Annual Award, if in the sole judgment of the Compensation Committee, the amount of such payout does not reflect the design intentions of the Plan. It is intended that all Annual Awards under the Plan to Covered Employees will satisfy the requirements for deductibility under Section 162(m) of the Code.

                  (b) Not later than 90 days after the beginning of the Fiscal Year (or, if earlier, the date as of which 25% of the Participant's period of service for the Fiscal Year has elapsed), the Compensation Committee will approve the Annual Target Bonus for each Participant's Annual Award. The Annual Target Bonus will be based on several factors,

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         including market competitive data, job responsibilities, the aggressiveness of the financial budget relative to prior year performance and market conditions and other factors considered relevant by the Compensation Committee. The Compensation Committee shall approve in writing a schedule setting forth the percentage of Annual Target Bonus payable based on the level of performance objectives achieved.

                  (c) At the end of a Fiscal Year the Compensation Committee shall approve the payment to each Participant of his Annual Award, if any. The Annual Award shall be based on the degree to which the predetermined Annual Performance Objectives for that Fiscal Year are achieved. Prior to the payment of any Annual Awards the Compensation Committee shall certify the degree of achievement of the applicable Annual Performance Objective. The maximum amount payable to any individual Participant as an Annual Award for a Fiscal Year shall be $4,000,000.

3.2.     Annual Performance Objectives.

         Annual Performance Objectives shall be developed through the Company's business planning process and shall be established by the Compensation Committee in writing not later than 90 days after the beginning of the Fiscal Year. The Annual Performance Objectives shall be composed of one or more of the following: fully diluted earnings per share, Corporate or Division earnings before interest and taxes (with or without a pro forma charge for the cost of capital) in absolute dollars or as a percentage of sales, revenue, sales, profit after tax, gross profit, operating profit, unit volume, return on equity, changes in working capital, return on capital, cash flow, total shareholder return, return on net capital employed, average net capital as a percent of sales, manufacturing efficiency, new product development project milestone dates, information technology systems implementation project milestone dates, cost of quality, purchase price variance or, for Participants other than Covered Employees, other objectively measurable goals approved by the Compensation Committee. In establishing the goals, the Compensation Committee will keep in mind the requirement of Reg.
         Section 1.162-27(e)(2) that the outcome must be substantially uncertain at the time the Annual Performance Objectives are established. The Compensation Committee will determine whether the attainment of Annual Performance Objectives will be impacted by extraordinary, unusual, or non-recurring items or changes in Generally Accepted Accounting Principles. A different combination of goals may be used for different Participants or different positions (including differences between Corporate and Division positions). The goals used may vary for each Fiscal Year. However, the specific goals to be used for a Participant or a class of Participants for a specific Fiscal Year shall be approved in writing by the Compensation Committee.

3.3.     Forfeitability of Annual Award.

                  (a) Except as provided in Section 3.3(b) and Article 5, a Participant must remain employed by the Company until the last day of the Fiscal Year to receive his Annual Award, if any. If a Participant has a termination of Employment which is a Termination for Cause or which is voluntary prior to the end of the Fiscal Year, all rights to the Annual Award for that Fiscal Year shall be forfeited.

                  (b) If a Participant dies, incurs a Disability, has a Retirement or has a Termination of Employment other than a termination described in 3.3(a) before the end of the Fiscal Year or takes an unpaid leave of absence of longer than 30 days during the Fiscal Year, then such Participant shall be entitled to a pro-rated Annual Award for that Fiscal Year as described in Section 3.3(c), payable at the same time applicable to other

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         Participants.

                  (c) The amount of the pro-rated Annual Award referred to in Section 3.3(b) shall be equal to the product of (i) the amount of the Annual Award for that Participant determined under Section 3.1 and
         3.2 and (ii) a fraction, the numerator of which is the number of completed calendar months of service performed (in the case of a Disability, the number of completed months through the date of Disability) by the Participant for the Fiscal Year and the denominator of which is twelve.

3.4 Payment of Annual Award. Subject to Section 3.5, a Participant's Annual Award for a Fiscal Year shall be paid within 75 days of the end of that Fiscal Year; provided, however, that any award may be paid in the Company's common stock to be issued under the Omnibus Stock Plan or in a combination of cash and common stock, in the sole discretion of the Compensation Committee.

3.5 Deferral of Annual Award. A Participant may elect to defer a portion or all of his or her Annual Award under the terms of the Management Stock Purchase Plan.

         ARTICLE 4 - MID-TERM PROGRAM.

4.1.     Mid-Term Award Grants.

                  (a) Mid-Term Awards shall be determined in accordance with pre-established Mid-Term Performance Objectives as described in
         Section 4.2. Once established, the Compensation Committee shall not have discretion to modify the terms of the Mid-Term Awards, except that the Compensation Committee shall have the discretion to reduce the payout under any Mid-Term Award, if in the sole judgment of the Compensation Committee, the amount of such payout does not reflect the design intentions of the Plan. It is intended that all payments hereunder to Covered Employees will satisfy the requirements for deductibility under Section 162(m) of the Code.

                  (b) The Mid-Term Target Bonus for each Participant's Mid-Term Award for the Measurement Period shall be approved by the Compensation Committee no later than 90 days after the commencement of the Participant's period of service during the Measurement Period. The Mid-Term Target Bonus will be based on several factors, including market competitive data, job responsibilities and market conditions and other factors considered relevant by the Compensation Committee. The Mid-Term Award shall be based on the degree to which the predetermined Mid-Term Performance Objectives for that Measurement Period are achieved. The Compensation Committee shall approve in writing a schedule setting forth the percentage of Mid-Term Target Bonus payable based on the level of performance objective achieved.

                  (c) At the end of the Measurement Period, the Compensation Committee shall approve the payment to each Participant of his Mid-Term Award, if any. Prior to the payment of any Mid-Term Awards, the Compensation Committee shall certify that degree of achievement of the applicable Mid-Term Performance Objectives. The maximum amount payable to any individual Participant as a Mid-Term Award for a given Measurement Period is $3,000,000.

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4.2.     Mid-Term Performance Objectives.

                  The Mid-Term Performance Objectives shall be developed through the Company's business planning process and shall be established by the Compensation Committee in writing not later than 90 days after the beginning of the Measurement Period to which they apply. The Mid-Term Performance Objectives shall be composed of one or more of the following: cumulative earnings per share over a specified period, fully diluted earnings per share, Corporate or Division earnings before interest and taxes (with or without a pro forma charge for the cost of capital) in absolute dollars or as a percentage of sales, revenue, sales, profit after tax, gross profit, operating profit, unit volume, return on equity, changes in working capital, Corporate or Division return on net capital employed, cash flow, total shareholder return, total return to shareholders as compared to a relevant index of publicly traded companies as approved by the Compensation Committee or, for Participants other than Covered Employees, other objectively measurable goals approved by the Compensation Committee. The Compensation Committee will determine whether the achievement of Mid-Term Performance Objectives will be impacted by any extraordinary, unusual or non-recurring items or changes in Generally Accepted Accounting Principles. In establishing the goals, the Compensation Committee will keep in mind the requirements of Reg. Section 1.162-27(e)(2) that the outcome must be substantially uncertain at the time the Mid-Term Performance Objectives are established. A different combination of goals may be used for different Participants or different positions (including differences between corporate and division positions). The goals used may vary for each Measurement Period. However, the specific goals to be used for a Participant or a class of Participants for a specific Measurement Period shall be approved in writing by the Compensation Committee.

4.3.     Forfeitability of the Mid-Term Award.

                  (a) Except as provided in Section 4.3(b) and Article 5, a Participant must remain employed by the Company until the end of the applicable Measurement Period to receive his Mid-Term Award. If the Participant has a Termination of Employment which is a Termination for Cause or which is voluntary prior to the end of the applicable Measurement Period, all rights to the Mid-Term Award shall be forfeited.

                  (b) If a Participant dies, incurs a Disability, has a Retirement or has a termination of Employment other than a termination described in Section 4.3(a) before the end of the applicable Measurement Period or takes an unpaid leave of absence of longer than 30 days during the Measurement Period, then such Participant shall be entitled to a pro-rated Mid-Term Award for the Measurement Period, as described in Section 4.3(c).

                  (c) The amount of the pro-rated Mid-Term Award referred to in Section 4.3(b) shall be equal to the product of (i) the amount of the Mid-Term Award for that Participant determined under Section 4.1 and 4.2 and (ii) a fraction, the numerator of which is the number of completed calendar months of service performed (in the case of a Disability, the number of completed months through the date of Disability) by the Participant for the Measurement Period and the denominator of which is the number of months in the Measurement Period.

4.4. Payment of Mid-Term Award. Subject to Section 4.5, the payment of the Mid-Term Award, if any, will be made within 75 days after the end of the Measurement Period, provided, however, that any award may be paid in the Company's common stock to be issued under the Omnibus Stock Plan or in a combination of cash and common stock, in the sole

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         discretion of the Compensation Committee.

4.5. Deferral of Mid-Term Award. A Participant may elect to defer a portion or all of his or her Mid-Term Award under the terms of the Management Stock Purchase Plan.

         ARTICLE 5 - CHANGE IN CONTROL.

5.1 Effect of Change in Control. In the event of a Change in Control, the Plan shall terminate and the Participants' right to receive an Annual Cash Award and Mid-Term Awards under the Annual Program and any Mid-Term Programs then in effect shall be measured as of the end of the fiscal month immediately preceding the date of the Change in Control pursuant to Sections 5.2 and 5.3.

5.2.     Measurement of Achievement under Annual Program.

                  (a) To the extent the percentage of an Annual Performance Objective that was anticipated to be achieved as of the date for measurement set forth in Section 5.1 can be ascertained from the financial operating budget on which the Annual Program was based, achievement of such Annual Performance Objective shall be measured based on actual achievement as of such time versus anticipated achievement as of such time.

                  (b) In the event Section 5.2(a) above shall not apply, if any Annual Performance Objective is based on a measure that is not subject to proration, achievement of such Annual Performance Objective shall be measured as of the date set forth in Section 5.1 above. To the extent any Annual Performance Award is capable of proration, achievement of such Annual Performance Objective shall be measured as of the date set forth in Section 5.1 on a prorated basis. The prorated Annual Performance Objective shall be equal to the product of (i) the Annual Performance Objective and (ii) a fraction, the numerator of which is the number of fiscal months elapsed under the Annual Program and the denominator of which is twelve.

5.3.     Measurement of Achievement under Mid-Term Programs.

                  (a) Achievement of that portion of any Mid-Term Awards outstanding as of the date of a Change in Control that is based on performance against an index shall be measured against such index as of the date set forth in Section 5.1 above.

                  (b) To the extent the percentage of a Mid-Term Performance Objective that was anticipated to be achieved as of the date for measurement set forth in Section 5.1 can be ascertained from the long-term plan on which the Mid-Term Program was based, achievement of such Mid-Term Performance Objective shall be measured based on actual achievement as of such time versus anticipated achievement as of such time.

                  (c) In the event that Sections 5.3(a) or 5.3(b) shall not be applicable, if any Mid-Term Performance Objective is based on a measure which is not subject to proration, achievement of such Mid-Term Performance Objective shall be measured as of the date set forth in
         Section 5.1 above. To the extent any such Mid-Term Performance Objective is capable of proration, achievement of such Mid-Term Performance Objective shall be measured as of the date set forth in
         Section 5.1 on a prorated basis. The prorated Mid-Term Performance Objective shall be equal to the product of (i) the Mid-Term Performance Objective and (ii) a fraction, the numerator of which is the number of fiscal months elapsed in the Measurement Period and the denominator of which is the total number of fiscal

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         months in the Measurement Period.

5.4. Payment of Awards. To the extent any Annual Award or Mid-Term Award has been earned, based on the methods of measurement set forth in Sections
         5.2 and 5.3 above, respectively, such Annual Award or Mid-Term Award shall be payable without any further approval by the Compensation Committee and without proration based on the amount of time elapsed under either the Annual Program or any Mid-Term Program. All payments shall be made as soon as practicable after the Change in Control, but in no event later than forty-five (45) days after the Change in Control.

         ARTICLE 6 - GENERAL.

6.1. Nonassignability of Incentive Awards. No right under the Plan shall be subject to anticipation, sale, assignment, encumbrance or transfer other than by will or the laws of intestate succession.

6.2. Unsecured Interest. A Participant shall have no interest in any fund or specified asset of the Company. Any amounts which are or may be set aside under the provisions of this Plan shall continue for all purposes to be a part of the general funds of the Company, and no person or entity other than the Company shall, by virtue of the provisions of this Plan, have any interest in such assets. No right to receive payments from the Company pursuant to this Plan shall be greater than the right of any unsecured creditor of the Company.

6.3. No Right or Obligation of Continued Employment. Nothing contained in the Plan shall require the Company or a related company to continue to employ a Participant, nor shall the Participant be required to remain in the employment of the Company or a related company.

6.4. Withholding. The Company shall withhold all required local, state and federal and foreign taxes from the amount of any award. If awards are made in stock, the employee may deliver shares in satisfaction of the tax.

6.5. Amendment and Termination of the Plan. The Plan may be amended or terminated at any time by the Board or by the Compensation Committee as delegated by the Board, provided that such termination or amendment shall not, without the consent of any Participant, affect such Participant's rights with respect to awards previously awarded to him. With the consent of the Participant affected, the Board, or by delegation of authority by the Board, the Committee, may amend outstanding awards in a manner not inconsistent with the Plan. Further, no amendment that would require shareholder approval under Section 162(m) of the Code shall be made without that approval.

6.6. Binding on Successors. The obligations of the Company under the Plan shall be binding upon any organization which shall succeed to all or substantially all of the assets of the Company, and the term "Company," whenever used in the Plan, shall mean and include any such organization after the succession.

6.7. References. Any masculine personal pronoun shall be considered to mean also the corresponding feminine or neuter personal pronoun, as the context requires.

6.8. Applicable Law. The Plan shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without reference to principles of conflicts of laws.

         IN WITNESS WHEREOF, the York International Corporation 2002 Incentive Compensation Plan is, by the authority of the Board of Directors of the Corporation, executed the 23rd day of May, 2002, to be effective from January 1, 2002.

Attest                                         YORK INTERNATIONAL CORPORATION

_______________________________                By: _____________________________
Secretary

[Corporate Seal]

[YORK INTERNATIONAL LOGO]

                             YOUR VOTE IS IMPORTANT
                          VOTE BY INTERNET / TELEPHONE
                         24 HOURS A DAY, 7 DAYS A WEEK


                                    INTERNET
                        HTTPS://WWW.PROXYVOTENOW.COM/YRK

-     Go to the website address listed above.

-     HAVE YOUR PROXY CARD READY.

-     Follow the simple instructions that appear on your computer screen.

                                       OR

                                    TELEPHONE
                                 1-866-252-6949

-     Use any touch-tone telephone.

-     HAVE YOUR PROXY CARD READY.

-     Follow the simple recorded instructions.

                                       OR

                                      MAIL

-     Mark, sign and date your proxy card.

-     Detach your proxy card.

-     Return your proxy card in the postage-paid envelope provided.

   -- DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET --

--------------------------------------------------------------------------------

      PLEASE VOTE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

[X]   VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

1.    Elect a Board of Directors to hold office for one year

FOR   [ ]      WITHHOLD   [ ]      EXCEPTIONS*   [ ]
ALL            FOR ALL

Nominees:   01- W. Michael Clevy, 02- J. Roderick Heller, III,
            03- Robert F. B. Logan, 04- Gerald C. McDonough, 05- C. David Myers,
            06- Paul J. Powers, 07- Donald M. Roberts, 08- James A. Urry.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS*" BOX AND WRITE THAT NOMINEE'S NAME ON THE FOLLOWING BLANK LINE.)


Exceptions* _________________________________________________________

                                                    FOR     AGAINST      ABSTAIN
2. Act on an amendment to the Company's             [ ]       [ ]          [ ]
   Employee Stock Purchase Plan.

3. Act on an amendment to the Company's             [ ]       [ ]          [ ]
   Incentive Compensation Plan.

4. Act on an amendment to the Company's             [ ]       [ ]          [ ]
   Omnibus Stock Plan.

5. Ratify the appointment of KPMG LLP as the        [ ]       [ ]          [ ]
Company's independent accountants.

To change your address, please mark this box   [ ]

                                              ----------------------------------
                                              SCAN LINE
                                              ----------------------------------


----------------------------------------      ----------------------------------
Date      Share Owner sign here               Co-Owner sign here

                         YORK INTERNATIONAL CORPORATION

TO THE STOCKHOLDERS:

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders of York International Corporation (the "Company"). It will be held at the Company's offices at, 5692 East Houston Street, San Antonio, Texas on Thursday, May 20, 2004, at 8:00 a.m., CDT. At the meeting we will: * Elect a Board of Directors to held office for one year, act on an amendment to the Company's Employee Stock Purchase Plan, act on an amendment to the Company's Incentive Compensation Plan, act on an amendment to the Company's Omnibus Stock Plan, and ratify the appointment of KPMG LLP as the Company's independent accountants.

      Stockholders of record at the close of business on March 24, 2004 are entitled to vote at the meeting.

      If you cannot attend the meeting, PLEASE TAKE THE TIME TO SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE WE HAVE PROVIDED. MOST STOCKHOLDERS CAN ALSO VOTE THEIR SHARES OVER THE INTERNET OR BY TELEPHONE; VOTING INSTRUCTIONS ARE PRINTED ON YOUR PROXY CARD. A majority of the outstanding shares of common stock must be represented at the meeting in order to transact business and, regardless of the number of shares you own, your proxy is important in fulfilling this requirement. BY PROMPTLY VOTING YOUR SHARES YOU WILL SAVE THE COMPANY THE EXPENSE INVOLVED IN FURTHER COMMUNICATIONS. If you choose to attend the meeting, you may vote in person, even if you have previously sent us your proxy.

To include any comments, please mark this box.                   [ ]

Mark here if you wish to access the Annual Report and Proxy      [ ]
Statement electronically in the future instead of by mail.



YORK INTERNATIONAL CORPORATION
P.O. BOX 11111
NEW YORK, N.Y. 10203-0111


COMMENTS OR CHANGE OF ADDRESS

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(Continued and to be signed on the reverse side)